Exhibit 10.3

Execution Version

AMENDED AND RESTATED

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

Dated as of January 30, 2018

among

LILIS ENERGY, INC.,

as the Borrower,

The Several Lenders

from Time to Time Parties Hereto,

RIVERSTONE CREDIT MANAGEMENT LLC,

as Administrative Agent and Collateral Agent

RIVERSTONE CREDIT PARTNERS II – DIRECT, L.P.,

as Sole Lead Arranger

i

ii

iii

iv

Annex, Exhibits and Schedules

Annex I	List of Initial Loan Lenders and Initial Loans

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Counterpart Agreement
Exhibit D	Form of Amended and Restated Security Agreement
Exhibit E	Form of Assignment and Acceptance
Exhibit F	Form of Promissory Note
Exhibit G	Form of Intercompany Note
Exhibit H	Form of Non-Bank Tax Certificate
Exhibit I	Form of Solvency Certificate

Schedule 1.1(a)	Excluded Equity Interests
Schedule 1.1(b)	Excluded Subsidiaries
Schedule 1.1(c)	Approved Hedge Counterparties
Schedule 1.1(d)	Guarantors
Schedule 7.4	Litigation
Schedule 7.12	Subsidiaries
Schedule 7.18	Closing Date Gas Imbalances
Schedule 7.19	Closing Date Marketing Agreements
Schedule 7.20	Closing Date Hedge Agreements
Schedule 8.9	Closing Date Affiliate Transactions
Schedule 9.1	Closing Date Indebtedness
Schedule 9.2	Closing Date Liens
Schedule 9.5(d)	Closing Date Investments
Schedule 12.2	Notice Addresses

v

AMENDED AND RESTATED

SENIOR SECURED TERM LOAN CREDIT AGREEMENT

AMENDED AND RESTATED SENIOR SECURED TERM LOAN CREDIT AGREEMENT, dated as of January 30, 2018, among LILIS ENERGY, INC., a Nevada corporation (the “Borrower”), the Lenders from time to time parties hereto (as such term is defined below) and RIVERSTONE CREDIT MANAGEMENT LLC, as administrative agent and collateral agent for the Lenders.

WITNESSETH:

WHEREAS, the Borrower has requested as of the Closing Date that the Initial Loan Lenders provide a senior secured term loan credit facility; and

WHEREAS, the Initial Loan Lenders are willing to make available to the Borrower such senior secured term loan credit facility upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1           Defined Terms.

As used herein, the following terms shall have the meanings specified below:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus ½ of 1%, (b) the rate of interest last quoted by The Wall Street Journal (or, if no longer quoted by The Wall Street Journal, such other national publication selected by the Administrative Agent in consultation with the Borrower) as the United States “prime rate” and (c) the LIBOR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, for the avoidance of doubt, for purposes of calculating the LIBOR Rate pursuant to clause (c) above, the LIBOR Rate for any day shall be based on the rate per annum determined by the Administrative Agent by reference to the LIBO Screen Rate at approximately 11:00 a.m. (London time) on such day for Dollars for a period equal to one-month. Any change in the ABR due to a change in the “prime rate”, in the Federal Funds Effective Rate or in the one-month LIBOR Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“Administrative Agent” shall mean Riverstone Credit Management LLC, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 11.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 12.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Advance Payment Contract” shall mean any contract whereby any Credit Party either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an “Advance Payment”) to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Property owned by any Credit Party and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard “take or pay” provision in any gas sales or purchase contract or any other similar contract in the ordinary course of business shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with such Person.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall mean this Amended and Restated Senior Secured Term Loan Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Amended and Restated Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated on or about January 31, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Riverstone Credit Management LLC, as Priority Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Differential” shall mean, (a) in the case of natural gas prices, an amount mutually determined by the Administrative Agent and the Borrower in good faith as equating to the highest sales price reasonably realizable based on well-recognized industry publications or NYMEX contract futures and (b) in the case of other Hydrocarbons, an amount determined by the Administrative Agent in good faith based on well-recognized industry publications.

“Applicable Margin” shall mean, for any day, with respect to any Initial Loan constituting an ABR Loan or LIBOR Loan, as the case may be, the rate per annum set forth in the applicable grid below:

LIBOR Loans	6.75%
ABR Loans	5.75%

Furthermore, the Applicable Margin in respect of Incremental Loans shall be the applicable percentages per annum set forth in the applicable Incremental Facility Amendment.

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“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender or a Riverstone Lender, (b) an Affiliate of a Lender or a Riverstone Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender or a Riverstone Lender.

“Approved Hedge Counterparty” shall mean (a) any Lender or Agent or any Affiliate of a Lender or Agent, (b) any Person whose long-term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher, (c) each Person listed on Schedule 1.1(c) and each of such Person’s Affiliates and (d) any other Person approved by the Administrative Agent in its reasonable discretion.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) DeGolyer and MacNaughton, (e) William M. Cobb & Associates, Inc., (f) Cawley Gillespie & Associates and (g) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Asset Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the Present Value of the Proved Developed Producing Reserves of the Credit Parties set forth in the most recently delivered Reserve Report to (b) the total outstanding Loans as of such date.

“Asset Sale” shall mean (a) the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any Restricted Subsidiary, including the issuance by any Restricted Subsidiary, to any Person other than the Borrower or any Restricted Subsidiary of any Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares) and (b) the sale, transfer or other disposition (by way of merger or otherwise) by the Borrower or any Restricted Subsidiary to any Person other than the Borrower or any Restricted Subsidiary of any other assets of the Borrower or any Restricted Subsidiary (in each case other than (i) any Disposition permitted under clauses (a), (c), (d), (e), (f), (i), and (k) of Section 9.4 and (ii) any Dispositions having a fair market value not in excess of $1,250,000 individually and when aggregated with all other Dispositions under this clause (ii) the total does not exceed $2,500,000 in the aggregate). For the avoidance of doubt, issuances of Equity Interests by the Borrower or the Restricted Subsidiaries are not Asset Sales.

“Asset Swap” shall mean the substantially contemporaneous (and in any event within 30 days of each other) purchase and sale or exchange of any undeveloped acreage owned by the Credit Parties between such Credit Party and another Person for Oil and Gas Properties located in the Designated Area or, subject to the proviso in Section 9.4(m), a combination of Oil and Gas Properties and cash.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent.

“Assignment of Loans and Liens” shall mean an Assignment Agreement (as defined in the Existing Credit Agreement) substantially in the form as may be approved by the Administrative Agent and reasonably acceptable to the Borrower and signed by each Lender (as defined in the Existing Credit Agreement) and the Collateral Agent (as defined in the Existing Credit Agreement).

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

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“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall have the meaning provided in Section 10.5.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Benefited Lender” shall have the meaning provided in Section 12.8(a).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing” shall mean the incurrence of (i) LIBOR Loans of the same Class on a given date (or resulting from conversions on a given date) having the same Interest Period or (ii) ABR Loans of the same Class pursuant to Section 2.9(c) on a given date.

“Budget” shall have the meaning provided in Section 8.1(j).

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City or Houston, Texas are authorized by law or other governmental actions to close, and, if such day relates to (a) any interest rate settings as to a LIBOR Loan, (b) any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or (c) any other dealings pursuant to this Agreement in respect of any such LIBOR Loan, such day shall be a day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person; provided that leases that are recharacterized as Capital Leases due to a change in GAAP after January 1, 2011 shall not be treated as Capital Leases for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capital Leases of such Person or any of its Restricted Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP; provided that obligations that are recharacterized as Capitalized Lease Obligations due to a change in GAAP after January 1, 2011 shall not be treated as Capitalized Lease Obligations for any purpose under this Agreement but shall instead be treated as they would have been in accordance with GAAP as in effect on January 1, 2011.

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“Cash Receipts” means all cash and Permitted Investments received by or on behalf of the Borrower or any of its Restricted Subsidiaries with respect to the following: (a) sales of Hydrocarbons from Oil and Gas Properties, (b) sales of Midstream Properties by the Borrower or any of its Restricted Subsidiaries, (c) cash representing operating revenue earned or to be earned, (d) any proceeds from Hedge Agreements, (e) royalty payments, and (f) any other cash or Permitted Investments received by or on behalf of the Borrower or any of its Restricted Subsidiaries.

“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in Section 2.9(a)(ii) and Section 2.9(d) generally on other borrowers of loans under United States reserve-based credit facilities.

“Change of Control” shall mean and be deemed to have occurred if (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests in the Borrower, with ordinary voting power to elect or appoint the directors or managers of the Borrower (excluding (i) the issuance or conversion of any debt securities or other debt convertible into equity (including, without limitation, the issuance and conversion contemplated under the Permitted Second Lien Credit Agreement) and (ii) the issuance or conversion of Specified Preferred Stock), (b) except as permitted by Section 9.04, a Disposition by the Borrower or a Subsidiary occurs pursuant to which the Borrower or any Subsidiary Disposes of, in one transaction or a series of related transactions, all or substantially all of the properties and assets of the Borrower and its Subsidiaries taken as a whole, (c) the holders of the Equity Interests in the Borrower approve any plan relating to the liquidation or dissolution of the Borrower, or (d) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were not (i) directors of the Borrower on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Borrower, or (iii) directors nominated or appointed by the holders of the Permitted Second Lien Obligations or the Specified Preferred Stock pursuant to a right of appointment approved by the board of directors of the Borrower, or (e) a “Change of Control” (as such term is defined in the Permitted Second Lien Credit Agreement) occurs.

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“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Loans or Incremental Loans; (b) when used in reference to any Commitment, refers to whether such Commitment is an Initial Loan Commitment and Incremental Commitment and (c) when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a single class.

“Closing Date” shall mean the date on which the conditions specified in Section 5.1 and Section 6.1 (with respect to the Initial Loans) are satisfied (or waived in accordance with Section 12.1).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing any or all of the Obligations; provided that with respect to any Mortgages, “Collateral,” as defined herein, shall include the “Mortgaged Properties” as defined therein.

“Collateral Agent” shall mean Riverstone Credit Management LLC, as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 11.9.

“Collateral Coverage Minimum” shall mean that the O&G Mortgaged Properties shall represent (a) at least 90% of the Present Value of the Credit Parties’ total Proved Reserves included either in the Initial Reserve Report or in the most recent Reserve Report delivered pursuant to Section 8.14, and (b) 90% of the net acres of Oil and Gas Properties (other than Proved Reserves) as of the most recently ended Fiscal Quarter.

“Commitment” shall mean, with respect to each Lender, such Lender’s Initial Loan Commitment or Incremental Commitment.

“Commitment Percentage” shall mean, at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment of the applicable Class at such time by (b) the amount of the Total Commitment for such Class at such time.

“Commodity Account” has the meaning assigned to such term in the UCC.

“Confidential Information” shall have the meaning provided in Section 12.16.

“Consolidated Net Income” shall mean with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries on a consolidated basis after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Requirement of Law applicable to such Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test and other impairment writedowns.

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“Consolidated Restricted Subsidiaries” shall mean any Restricted Subsidiary of the Borrower the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements in accordance with GAAP.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Credit Parties, without giving effect to any amortization of the amount of intangible assets since December 31, 2016, calculated on a Pro Forma Basis after giving effect to any subsequent acquisition or Disposition of a Person or business.

“Contractual Requirement” shall have the meaning provided in Section 7.3.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings thereto.

“Control Agreement” shall mean a deposit account control agreement, securities account control agreement or commodity account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Credit Party, the Administrative Agent and the relevant financial institution party thereto. Such agreement shall provide a first priority perfected Lien (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law) in favor of the Administrative Agent, for the benefit of the Secured Parties, in the applicable Credit Party’s Deposit Account, Securities Account or Commodity Account.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit C delivered by a Guarantor pursuant to Section 8.11.

“Credit Documents” shall mean this Agreement, the Guarantee, the Security Documents, any promissory notes issued by the Borrower under this Agreement, any Incremental Facility Amendment, the Expense Reimbursement Letter, the Pre-Approved Acquisition Letter and any intercreditor agreement with respect to the Facility entered into on or after the Closing Date to which the Collateral Agent is party.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Cure Amount” shall have the meaning provided in Section 9.13.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.7(c).

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“Defaulting Lender” shall mean any Lender whose acts or failures to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account” shall have the meaning assigned to such term in the UCC.

“Designated Area” shall mean the area described in the Pre-Approved Acquisition Letter.

“Discounted Value” shall mean, with respect to the Prepaid Principal of any Loan, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Prepaid Principal from their respective scheduled due dates to the Settlement Date with respect to such Prepaid Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Loans is payable) equal to the Reinvestment Yield with respect to such Prepaid Principal.

“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disposition” shall have the meaning provided in Section 9.4.

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is put-able or exchangeable, or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise or (b) is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Maturity Date; provided that, if such Equity Interests are issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Equity Interests held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its parent entities or any other entity in which a Credit Party has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Duration Fee” shall have the meaning provided in Section 3.1(c).

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“EBITDAX” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis for any period, (a) the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted in calculating such Consolidated Net Income in such period: (i) interest expense, (ii) income, franchise, withholding and similar taxes, (iii) depreciation, (iv) depletion, (v) amortization, (vi) exploration expenses, including plugging and abandonment expenses, (vii) the actual transaction costs, expenses, fees and charges incurred with respect to any proposed or consummated issuance of Equity Interests, issuance of Indebtedness, Disposition or Acquisition (in each case, including legal fees, title, environmental and other third-party due diligence costs, advisory fees, financing and bank fees, transition overhead, pre-close overhead paid to the seller as a purchase price adjustment, and new software implementation costs) in an aggregate amount with respect to this clause (vii) and combined with clause (ix) not to exceed 5.00% of EBITDAX in any period (calculated before giving effect to this clause (vii) and clause (ix)), (viii) losses from Dispositions of properties and assets (other than Hydrocarbons produced in the ordinary course of business), (ix) transactional costs, fees and expenses relating to this Agreement, the Transactions, and the Second Lien Obligations in an aggregate amount with respect to this clause (ix) and combined with clause (vii) not to exceed 10.00% of EBITDAX in any period (calculated before giving effect to this clause (ix) and clause (vii)), (x) any extraordinary, unusual or nonrecurring expenses or costs, and (xi) all other noncash charges and costs, minus (b) all gains from Dispositions of properties and assets (other than Hydrocarbons produced in the ordinary course of business) and all noncash income, in each case, to the extent added to Consolidated Net Income in such period. For the purposes of calculating EBITDAX for any Test Period, if at any time during such period the Borrower or any Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, Consolidated Net Income and EBITDAX for such period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such period; provided that the calculations of such pro forma adjustments are acceptable to the Administrative Agent in its reasonable discretion.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of an EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Claims” shall mean any and all actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of noncompliance or proceedings arising under or based upon any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief relating to the presence, release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to human exposure to Hazardous Materials), or the environment including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment, including, without limitation, ambient air, surface water, groundwater, land surface and subsurface strata and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to Hazardous Materials), or Hazardous Materials.

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“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect on the Closing Date and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Article X.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean on any day with respect to any currency (other than Dollars), the rate at which such currency may be exchanged into any other currency (including Dollars), as set forth at approximately 11:00 a.m. (London time) on such day on the applicable Bloomberg LP page for such currency. In the event that such rate does not appear on any Bloomberg LP page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed by the Administrative Agent and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of the relevant currency for delivery two Business Days later.

“Excluded Accounts” shall mean (a) any accounts that are designated solely as accounts for, and are used solely for, employee benefits or taxes, in each case only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above, (b) any accounts that are designated solely as accounts for, and are used solely for, payroll funding obligations, to the extent that such amounts deposited in such accounts are used solely for payroll and otherwise in amounts that the Borrower reasonably anticipates in good faith that it will need to operate for fourteen (14) days thereafter, (c) any escrow account, trust or other fiduciary account solely used for purposes of transactions that are permitted under this Agreement, (d) any accounts designated solely as accounts for, and used solely for, working interest and royalty payments only to the extent that such amounts deposited in such accounts are used solely for such purposes listed above, and (e) any other accounts in which the average daily balance or fair market value, as applicable, does not exceed $150,000 in the aggregate; provided that, notwithstanding the foregoing, in no event shall any of the principal operating or disbursement accounts of the Borrower or its Subsidiaries constitute an “Excluded Account”.

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“Excluded Equity Interests” shall mean (a) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower evidenced in writing delivered to the Administrative Agent, the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) solely in the case of any pledge of Equity Interests of any Foreign Subsidiary that is a CFC or any FSHCO any Equity Interests of such Foreign Subsidiary or FSHCO (other than 65% of the outstanding voting Equity Interests and 100% of the outstanding non-voting Equity Interests owned directly by the Borrower or a Guarantor), (c) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (d) any Equity Interests of any Subsidiary that is not a Wholly owned Subsidiary at the time such Subsidiary becomes a Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the UCC or other applicable Requirements of Law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (1) such other party is a Credit Party or a Wholly owned Subsidiary or (2) consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Wholly owned Subsidiary) to any Contractual Requirement governing such Equity Interests the right to terminate its obligations thereunder (other than customary non-assignment provisions that are ineffective under the UCC or other applicable Requirement of Law), (e) the Equity Interests of any Immaterial Subsidiary and any Unrestricted Subsidiary, (f) the Equity Interests of any Subsidiary of a Foreign Subsidiary that is a CFC, (g) any Equity Interests of any Subsidiary to the extent that the pledge of such Equity Interests would result in material adverse tax consequences to the Borrower or any Subsidiary as reasonably determined by the Borrower in a writing delivered to the Administrative Agent or (h) any “Margin Stock” as defined in Regulation U and any Equity Interests set forth on Schedule 1.1(a) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent.

“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary listed on Schedule 1.1(b) and each future Domestic Subsidiary, in each case, for so long as any such Subsidiary does not constitute a Material Subsidiary, (b) each Domestic Subsidiary that is not a Wholly owned Subsidiary (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary), (c) each Domestic Subsidiary that is prohibited by any applicable Contractual Requirement or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect) or that would require consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Subsidiary becomes a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), (d) any Foreign Subsidiary that is a CFC, (e) any Subsidiary (i) that is a FSHCO or (ii) that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (f) any other Domestic Subsidiary with respect to which, (x) in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of providing a guarantee of or granting Liens to secure the Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom or (y) providing such a guarantee or granting such Liens would result in material adverse tax consequences as reasonably determined by the Borrower, and (g) each Unrestricted Subsidiary.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder or under any other Credit Document, (i) Taxes imposed on or measured by net income or branch profits (in each case, however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (or similar) Taxes imposed, in each case, by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized under the laws of, having its principal office in, or in the case of any Lender, having its applicable lending office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Credit Documents or any transactions contemplated thereunder), (ii) in the case of a Lender, U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in the Loan or Commitment (other than to the extent such Lender is an assignee of such interest pursuant to a request by the Borrower under Section 12.7) or (b) such Lender designates a new lending office, except in each case to the extent that, pursuant to Section 4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) any Tax attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 4.4(e), (f), (h) or (i) or (iv) any U.S. federal withholding Tax imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Credit and Guaranty Agreement, dated as of September 29, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among the Borrower, Deans Knight Capital Management Ltd. (successor in interest to T.R Winston & Company, LLC), as collateral agent, the guarantors party thereto from time to time and the lenders party thereto from time to time.

“Existing Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) among Deans Knight Capital Management Ltd., as Priority Lien Agent, and Wilmington Trust, National Association, as Second Lien Agent.

“Existing Loan Documents” shall mean the “Loan Documents” as defined in the Existing Credit Agreement.

“Expense Reimbursement Letter” shall mean that certain letter, dated December 9, 2017 by and among the Borrower, Riverstone Credit Partners – Direct, L.P. and Riverstone Credit Partners II – Direct, L.P.

“Facility” shall mean this Agreement and the Commitments and the extensions of credit made hereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined by the Borrower in good faith.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations promulgated thereunder or official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

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“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any date that is a Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three major banks of recognized standing selected by it.

“Financial Officer” of any Person shall mean the Chief Financial Officer, principal accounting officer or Treasurer of such Person.

“Fiscal Quarter” shall mean a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” shall mean a twelve-month period ending on December 31 of any year.

“Flood Insurance Regulation” shall mean (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), (d) the Flood Insurance Reform Act of 2004, and (e) the Biggert-Waters Flood Reform Act of 2012, in each case, as now or hereafter in effect or any successor statute thereto, as the same may be amended or recodified from time to time, and any regulations promulgated thereunder.

“Flood Zone Property” shall mean any “Building” (as defined in the applicable Flood Insurance Regulation) or “Manufactured (Mobile) Home” (as defined in the applicable Flood Insurance Regulation).

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FSHCO” shall mean any Subsidiary (including a disregarded entity for U.S. federal income tax purposes) that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests or indebtedness of one or more Foreign Subsidiaries that are CFCs.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” shall mean, with respect to any Person, all Indebtedness of such Person of the types described in clauses (a), (b), (c), (d) (to the extent drawn amounts under such letters of credit are outstanding), (e) and (g) of the definition of “Indebtedness”.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.

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“Granting Lender” shall have the meaning provided in Section 12.6(g).

“guarantee” of or by any Person (in this definition, the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee” shall mean the guarantee made by any Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guaranteed Liabilities” shall have the meaning provided in Section 13.1.

“Guarantors” shall mean each Subsidiary listed on Schedule 1.1(d) and each other Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 8.11 or otherwise.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos or asbestos containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law and (c) any other chemical, material or substance, which is defined as waste, or that would reasonably be expected to result in liability, under any Environmental Law.

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“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swap, credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed-price physical delivery contracts, whether or not exchange traded, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements.

“Hedge Bank” shall mean (a) any Person (other than the Borrower or any of its Subsidiaries) that (x) at the time it enters into a Hedge Agreement is an Approved Hedge Counterparty or (y) at any time after it enters into a Hedge Agreement becomes an Approved Hedge Counterparty, or (b) with respect to any Hedge Agreement that is in effect on the Closing Date, any Person (other than the Borrower or any of its Subsidiaries) that is an Approved Hedge Counterparty on the Closing Date.

“Hedge Intercreditor Agreement” shall mean each intercreditor agreement entered into among Administrative Agent, the Borrower and a Hedge Bank which shall be in the form approved by the Borrower and the Administrative Agent, in each case, in its reasonable discretion.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of December 31, 2015 and 2016 and the related audited statements of income, stockholders equity and cash flows for the Fiscal Years ended December 31, 2015 and 2016 and (b) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of March 31, 2017, June 30, 2017 and September 30, 2017 and the related unaudited statements of income, stockholders equity and cash flows for the Fiscal Quarters ended March 31, 2017, June 30, 2017 and September 30, 2017.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

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“ImPetro Oil & Gas” shall have the meaning provided in Section 8.19(b).

“Incremental Commitment” shall have the meaning provided in Section 2.13(a).

“Incremental Facility Amendment” shall have the meaning provided in Section 2.13(e).

“Incremental Lender” shall have the meaning provided in Section 2.13(d).

“Incremental Loan” shall have the meaning provided in Section 2.13(a).

“Indebtedness” of any Person shall mean, if and to the extent (other than with respect to clause (g) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services (other than any earn-out obligation until such obligation becomes due or certain to become due), (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) the principal component of all Capitalized Lease Obligations of such Person, (f) net Hedging Obligations of such Person, (g) all Indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (h) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (i) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment, and (j) without duplication, all Guarantee Obligations of such Person; provided that Indebtedness shall not include (i) trade and other ordinary-course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, (A) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (B) intercompany liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Restricted Subsidiaries, (v) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business and (vi) any obligation in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

For purposes hereof, the amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” shall have the meaning provided in Section 12.5.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to, any payment by or on account of any obligation of any Credit Party hereunder or under any other Credit Document other than (a) Excluded Taxes and (b) Other Taxes.

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“Ineligible Institution” shall mean the Persons identified in writing to the Lead Arranger by the Borrower on or prior to the Closing Date, which list may be updated from time to time after the Closing Date upon reasonable notice by the Borrower to the Administrative Agent.

“Information” shall have the meaning provided in Section 7.8(a).

“Initial Loan Commitment” shall mean, with respect to each Initial Loan Lender, the commitment of such Initial Loan Lender to make Initial Loans hereunder as set forth on Annex I hereto.

“Initial Loan Lender” shall mean a Lender with an Initial Loan Commitment or an outstanding Initial Loan.

“Initial Loans” shall have the meaning provided in Section 2.1(a).

“Initial Reserve Report” shall mean the Reserve Report dated January 15, 2018.

“Intercompany Note” shall mean the intercompany subordinated note substantially in the form of Exhibit G executed by the Borrower and each Subsidiary of the Borrower.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis (including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedge Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense) and (b) capitalized interest of such Person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Restricted Subsidiaries with respect to any interest rate Hedge Agreements, and interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Interest Period” shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 2.8.

“Investment” shall have the meaning provided in Section 9.5.

“Junior Debt” shall have the meaning provided in Section 9.7(a).

“Lead Arranger” shall mean Riverstone Credit Partners II – Direct, L.P. in its capacity as sole lead arranger in respect of the Facility.

“Lender Default” shall mean (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans, which refusal or failure is not cured within two Business Days after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute; (iii) a Lender has notified the Borrower or the Administrative Agent that it does not intend or expect to comply with any of its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Facility, (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Administrative Agent that it will comply with its obligations under the Facility, which failure is not cured after the date of such failure or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event.

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“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of (i) the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender or (ii) an undisclosed administration pursuant to the laws of the Netherlands.

“Lenders” shall mean (i) the Persons listed on Annex I hereto (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or otherwise in accordance with the terms hereof), (ii) any Person that has become a party hereto pursuant to an Assignment and Acceptance and (iii) each Incremental Lender.

“Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis as of the last day of the most recent Test Period to (b) the greater of (i) the aggregate of EBITDAX for the four (4) most recent Test Periods and (ii) EBITDAX for the most recent Test Period multiplied by four (4); provided that the Leverage Ratio shall be determined for the relevant Test Period (or Test Periods) on a Pro Forma Basis.

“LIBOR Loan” shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate (other than an ABR Loan bearing interest by reference to the LIBOR Rate by virtue of clause (iii) of the definition of ABR).

“LIBOR Rate” shall mean, for any Interest Period with respect to any Borrowing of a LIBOR Loan, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period as displayed on the applicable Bloomberg LP page that displays such rate (or, in the event such rate does not appear on such a page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBOR Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Interpolated Rate” shall mean, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which that LIBO Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time, provided that if the Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, the LIBOR Rate shall not be less than 1.00% per annum.

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“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) Production Payments and Reserve Sales and the like payable out of Oil and Gas Properties; provided that in no event shall an operating lease be deemed to be a Lien.

“Litigation Event” shall mean any investigation by a Governmental Authority or any litigation, indictment or proceeding commenced or threatened in writing against any Credit Party or any Senior Management of any Credit Party that (A) seeks damages in excess of $400,000, (B) seeks injunctive relief, (C) is asserted or instituted against any Plan, its fiduciaries or its assets, (D) alleges criminal misconduct by any Credit Party or any Senior Management of any Credit Party, (E) involves an SEC or other regulatory enforcement action again any Credit Party or any Senior Management, or (F) asserts liability on the part of any Credit Party or any Subsidiary in excess of $400,000 in respect of any tax, fee, assessment, or other governmental charge.

“Loans” shall mean the Initial Loans and Incremental Loans.

“Majority Lenders” shall mean, at any date, (a) if no Loans are outstanding, Lenders having or holding over fifty percent (50.00%) of the Total Commitment at such date, or (b) Lenders having or holding a majority of the outstanding principal amount of the Loans in the aggregate at such date.

“Make-Whole Amount” shall mean, with respect to the Prepaid Principal of any Loan, an amount equal to the Discounted Value of the Remaining Scheduled Payments with respect to the Prepaid Principal of such Loan, provided that the Make-Whole Amount shall in no event be less than zero.

“Make-Whole Expiry Date” shall mean the date that is 18 months after the Closing Date.

“Material Acquisition” shall mean any acquisition of property or assets or series of related acquisitions of property or assets (including by way of merger or consolidation) that involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $3,000,000.

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, that would, individually or in the aggregate, materially adversely affect (a) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their payment obligations under this Agreement or any of the other Credit Documents or (b) the rights and remedies of the Agents and the Lenders under this Agreement or under any of the other Credit Documents.

“Material Disposition” shall mean any disposition of property or assets or series of related dispositions of property or asset that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $3,000,000.

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“Material Indebtedness” shall mean (i) the Permitted Second Lien Obligations and (ii) Indebtedness (other than Loans) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding the Threshold Amount.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Borrower (a) whose Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the Test Period were equal to or greater than 2.5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (b) whose revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 2.5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that if, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) Total Assets (when combined with the assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 5% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date or (ii) revenues (when combined with the revenues of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period equal to or greater than 5% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then the Borrower shall, on the date on which financial statements for such quarter are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Restricted Subsidiaries as “Material Subsidiaries.”

“Maturity Date” shall mean (i) as to the Initial Loans, the third anniversary of the Closing Date, or, if such anniversary is not a Business Day, the Business Day immediately following such anniversary and (ii) as to any other Loans, the maturity date related thereto.

“Maximum Liability” shall have the meaning provided in Section 13.9.

“Memorandum of Assignment of Mortgages” shall mean a document substantially in the form as may be approved by the Administrative Agent pursuant to which a Lien securing the Obligations (as defined in the Existing Credit Agreement) that is evidenced by a mortgage or deed of trust is assigned to the Collateral Agent.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Loans, $100,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Equity Interests.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, in such form as agreed between the Borrower and the Collateral Agent; and “Mortgages” shall mean all of such Mortgages collectively.

“Mortgaged Property” shall mean, each O&G Mortgaged Property.

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“Multiemployer Plan” shall mean a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean:

(a)          with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes, paid or payable by the Borrower or the applicable Restricted Subsidiary in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Indebtedness that is secured by all or a portion of the Collateral) for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset and other than any Loans hereunder); provided that such cash proceeds from an Asset Sale for assets located in Reeves County, Texas shall not be deemed to constitute Net Cash Proceeds to the extent that such cash proceeds have been reinvested within 180 days of the Borrower’s or such other Credit Party’s receipt thereof in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries and located in the Designated Area;

(b)          with respect to any issuance or incurrence of Indebtedness or any issuance of Equity Interests, the cash proceeds thereof, net of all Taxes and customary fees, discounts, commissions, costs and other expenses incurred in connection therewith; provided that any cash proceeds from any of the following issuances of Equity Interests shall be deemed to not constitute Net Cash Proceeds: (w) any issuance of Equity Interests (and, for the avoidance of doubt, not the issuance or incurrence of Indebtedness) that are common stock (other than Disqualified Stock) of the Borrower to the extent that such cash proceeds are used in accordance with Section 8.12(a) or Section 8.12(b), (x) any issuances of Specified Preferred Stock in an aggregate amount not to exceed $100,000,000, (y) any issuance of Equity Interests pursuant to any employee stock plan, directors’ compensation or similar arrangement, and (z) any issuance of Equity Interests upon the exercise of any warrant or option; and

(c)          with respect to any Casualty Event, the cash proceeds received by the Borrower or any Restricted Subsidiary, or the Administrative Agent as loss payee, (including under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder or pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking), net of (i) actual and reasonable costs paid or payable by the Borrower or the applicable Restricted Subsidiary in connection with the adjustment or settlement of any claims of any Credit Party in respect of such Casualty Event, (ii) amounts expended to repair and/or replace the assets subject to such Casualty Event, (iii) any bona fide direct costs incurred in connection with any sale of such assets pursuant to such Casualty Event, including income taxes paid or payable as a result of any gain recognized in connection therewith (after taking into account any available tax credits or deductions and any tax-sharing arrangements); provided that such cash proceeds from a Casualty Event shall be deemed to not constitute Net Cash Proceeds to the extent that such cash proceeds have been reinvested within 180 days of the Borrower’s or such other Credit Party’s receipt thereof in assets of a kind then used or usable in the business of the Borrower and its Restricted Subsidiaries.

“Non-Bank Tax Certificate” shall have the meaning provided in Section 4.4(f)(i).

“Non-Consenting Lender” shall have the meaning provided in Section 12.7(b).

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“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-U.S. Lender” shall mean any Lender (a) that is not disregarded as separate from its owner for U.S. federal income tax purposes and that is not a “United States person” as defined by Section 7701(a)(30) of the Code or (b) that is disregarded as separate from its owner for U.S. federal income tax purposes and whose regarded owner is not a “United States person” as defined by Section 7701(a)(30) of the Code.

“Notice of Borrowing” shall mean a written request of the Borrower in accordance with the terms of Section 2.3 and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“NYMEX” shall mean the New York Mercantile Exchange.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or under any Secured Hedge Agreement, in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement that has been secured at the option of the Borrower (such option shall be deemed exercised as reflected in the documents related to any such Secured Hedge Agreement among the Borrower and the applicable Secured Hedge Bank) shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements.

“OFAC” shall have the meaning provided in Section 7.21(b).

“O&G Mortgaged Property” shall mean, each parcel of real property and improvements thereto (other than buildings and manufactured mobile homes) constituting Oil and Gas Properties with respect to which a Mortgage is required to be granted pursuant to Section 5.1 and Section 8.11.

“O&G Reserves” shall mean Proved Reserves and Probable Reserves.

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“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” shall have the meaning provided in Section 9.10(a).

“Other Taxes” shall mean any and all present or future stamp, registration, documentary, intangible, recording, filing or any other similar Taxes arising from any payment made hereunder or made under any other Credit Document or from the execution or delivery of, registration or enforcement of, consummation or administration of, or otherwise with respect to, this Agreement or any other Credit Document; provided that such term shall not include any of the foregoing Taxes (i) that result from an assignment, grant of a participation pursuant to Section 12.6(c) or transfer or assignment to or designation of a new lending office or other office for receiving payments under any Credit Document to the extent such Taxes are imposed as a result of a connection between the assignor/participating Lender and/or the assignee/Participant and the taxing jurisdiction (other than a connection arising solely from any Credit Documents or any transactions contemplated thereunder), except to the extent that any such action described in this proviso is made pursuant to Section 12.7, or (ii) Excluded Taxes.

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” shall have the meaning provided in Section 12.6(c)(i).

“Participant Register” shall have the meaning provided in Section 12.6(c)(ii).

“Patriot Act” shall have the meaning provided in Section 12.18.

“Payment Currency” shall have the meaning provided in Section 13.7.

“Payment in Full” shall mean the time at which all Commitments have terminated and the Loans, together with interest, fees and all other Obligations (other than (i) Hedging Obligations in respect of any Secured Hedge Agreements and (ii) any contingent or indemnification obligations not then due and payable), have been paid in full in cash.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

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“Pension Act” shall mean the Pension Protection Act of 2006, as it presently exists or as it may be amended from time to time.

“Permitted Investments” shall mean:

(a)          securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;

(b)          securities issued by any state, territory or commonwealth of the United States of America or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof or any political subdivision of any such state, territory or commonwealth or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally-recognized rating service);

(c)          commercial paper maturing no more than 12 months after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service);

(d)          time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any Lender or any other bank or trust company having combined capital, surplus and undivided profits of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the Dollar equivalent thereof) in the case of foreign banks;

(e)          repurchase agreements with a term of not more than 180 days for underlying securities of the type described in clauses (a), (b) and (d) above entered into with any bank meeting the qualifications specified in clause (d) above or securities dealers of recognized national standing;

(f)           marketable short-term money market and similar funds having (1) assets in excess of $500,000,000 or (2) a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally-recognized rating service); and

(g)          shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (f) above.

“Permitted Liens” shall mean:

(a)          Liens for Taxes, assessments or other governmental charges or levies which are not yet delinquent or which (i) are not overdue for a period of more than thirty (30) days or are being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect;

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(b)          Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation not yet overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP;

(c)          Subject to Section 8.18, Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, vendors’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’ and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case not yet overdue for a period of more than 60 days or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Liens referred to in this clause (c) arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;

(d)          Liens arising solely by virtue of any statutory or common law provision related to banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(e)          Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 10.9;

(f)           Liens on cash and securities, letters of credit and deposits to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of governmental benefits or insurance and other obligations of a like nature incurred in the ordinary course of business;

(g)          easements, restrictions, servitudes, rights of way, surface leases, permits, conditions, covenants, exceptions, reservations, zoning, land use requirements, and similar encumbrances on any property of the Borrower or any Restricted Subsidiary, that do not secure any Indebtedness and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;

(h)          title and ownership interests of lessors (including sub-lessors, but excluding any lessors under Capital Leases) of property leased by such lessors to the Borrower or to any Restricted Subsidiary, Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which Borrower’s or such Restricted Subsidiary’s leasehold interests may be subject or subordinate, in each case whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not secure Indebtedness of the Borrower or of any Restricted Subsidiary and do not encumber property of any Borrower or any Restricted Subsidiary other than the property that is the subject of such leases and items located thereon; provided, further, that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto;

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(i)           Liens in favor of depository banks arising under documentation governing deposit accounts which Liens secure the payment of returned items, settlement item amounts, customary bank fees for maintaining deposit accounts and other related services, and similar items and fees;

(j)           Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the oil and gas business of the Borrower and its Subsidiaries and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary;

(k)          any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or materially impair the value of such property subject thereto;

(l)           Liens of licensors of software and other intangible property licensed by such licensors to the Borrower and/or to any Restricted Subsidiary, including restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s and/or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such property and to which the Borrower’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not encumber property of the Borrower or of any Restricted Subsidiary other than the software and other intangible property that is the subject of such licenses;

(m)         with respect to any real property held in the form of any easement, right of way or similar interest, the terms and provisions of any applicable easement or right of way, and with respect to any leasehold real property, the terms and provisions of any lease or other instrument creating or evidencing such leasehold;

(n)          royalties, overriding royalties, reversionary interests and similar burdens granted by the Borrower or any Subsidiary with respect to the Oil and Gas Property owned by the Borrower or such Subsidiary, as the case may be, if the net cumulative effect of such burdens does not operate to deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties (except for rights customarily granted with respect to such interests) and the net cumulative effect is deducted in the calculation of PV9;

(o)          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary in the ordinary course of business covering the property under the lease; and

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(p)          defects in or irregularities of title (other than defects or irregularities of title to Oil and Gas Property), if such defects or irregularities do not deprive the Borrower or any Subsidiary of any material right in respect of its assets or properties provided, that (i) no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Permitted Liens and (ii) the term “Permitted Liens” shall not include any Lien securing Indebtedness for borrowed money other than the Obligations hereunder.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) (or if such Indebtedness is issued with original issue discount, the aggregate offering price) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon plus other amounts paid and fees and expenses incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, and (C) terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums); provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least three Business Days prior to the incurrence or issuance of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement.

“Permitted Second Lien Credit Agreement” shall mean (a) that certain Credit Agreement, dated as of April 26, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified, or otherwise Refinanced in accordance with the Amended and Restated Intercreditor Agreement, in each case, from time to time) among the Borrower, Wilmington Trust, National Association, as administrative agent, the guarantors party thereto from time to time and the lenders party thereto from time to time, and (b) the documentation evidencing the Term Loan Take Back Debt (as defined in the Permitted Second Lien Credit Agreement).

“Permitted Second Lien Credit Agreement Amendment” shall mean that certain Amendment No. 4 to Credit Agreement, dated on or about January 31, 2018 among the Borrower, certain subsidiaries of the Borrower party thereto, Wilmington Trust, National Association, as administrative agent, Värde Partners, Inc., in its capacity as the lead lender and the other lenders party thereto.

“Permitted Second Lien Obligations” shall mean “Obligations” (as defined in the Permitted Second Lien Credit Agreement) and including, for the avoidance of doubt, the Term Loan Take Back Debt (as defined in the Permitted Second Lien Credit Agreement).

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“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA and subject to Title IV of ERISA, that is or was within any of the preceding six plan years maintained or contributed to by (or to which there is or was an obligation to contribute or to make payments to) the Borrower or an ERISA Affiliate.

“Pre-Approved Acquisition Letter” shall mean that certain letter agreement dated as of the date hereof from Borrower and acknowledged by the Administrative Agent

“Prepaid Principal” shall have the meaning provided in Section 3.1(b).

“Present Value” shall mean, as to any Oil and Gas Properties, the net present value, discounted at (x) in the case of Proved Developed Producing Reserves and Proved Reserves, 9% and (y) in the case of Probable Reserves, 15%, of the future net cash flow expected to accrue to the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, as determined in the most recently delivered Reserve Report based on SEC guidelines (using pricing based on the greater of (i) NYMEX (or successor) and (ii) Macquarie Tristone’s Quarterly Energy Lender Price Survey (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality, Applicable Differentials and applicable Hedge Agreements)).

“Pro Forma Basis” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive Fiscal Quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDAX, effect shall be given to any Disposition, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the Transactions or any similar transaction or transactions not otherwise permitted under Section 9.3 or Section 9.5 that require a waiver or consent of the Majority Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Restricted Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any Restricted Subsidiary that the Borrower or any of the Restricted Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to Section 9.1, 9.2, 9.5 and 9.6, occurring during the Reference Period or thereafter and through and including the date upon which the relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or pursuant to Section 9.1, 9.2, 9.5 and 9.6, occurring during the Reference Period or thereafter and through and including the date upon which the respective relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Restricted Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Restricted Subsidiary as an Unrestricted Subsidiary, collectively.

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Any “pro forma” calculations made pursuant to this definition of “Pro Forma Basis” shall be determined in good faith by a Financial Officer of the Borrower and may include, for any fiscal period ending on or prior to the third anniversary of any relevant pro forma event (but not for any fiscal period ending after such third anniversary), adjustments to reflect operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the Transactions).

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDAX for the applicable period.

“Probable Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as “Probable Reserves.”

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other liabilities or matters customary in the oil and gas business of the Borrower and its Subsidiaries on the Closing Date, including any such grants or transfers.

“Proved Developed Producing Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

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“Purchase Money Debt” shall mean Indebtedness, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property in the ordinary course of business; provided, however that such Indebtedness is incurred no later than 180 days after such acquisition or the completion of such construction or improvement.

“Qualified Equity Interests” shall mean any Equity Interests of the Borrower other than Disqualified Stock.

“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning provided in Section 12.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Yield” shall mean, with respect to the Prepaid Principal of any Loan, 50 basis points (one-half of one percent) over the yield to maturity implied by (a) the yields reported as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Prepaid Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”)) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Prepaid Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Prepaid Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Prepaid Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Life and (B) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to two decimal places.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents and members of such Person or such Person’s Affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Remaining Life” shall mean, with respect to any Prepaid Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Prepaid Principal and the Make-Whole Expiry Date.

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“Remaining Scheduled Payments” shall mean, with respect to the Prepaid Principal of any Loan, all payments of such Prepaid Principal and interest thereon that would be due on or after the Settlement Date through the Make-Whole Expiry Date with respect to such Prepaid Principal if no payment of such Prepaid Principal were made.

“Repayment Fee” shall have the meaning provided in Section 3.1(b).

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder, other than any event as to which the 30-day notice period has been waived.

“Required Control Agreement Date” shall have the meaning provided in Section 8.19(a).

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall mean the Initial Reserve Report and any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each June 30th or December 31st the O&G Reserves attributable to the Oil and Gas Properties of the Borrower and the Credit Parties, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date.

“Reserve Report Certificate” shall mean, with respect to any Reserve Report, a certificate from an Authorized Officer certifying that in all material respects (and with such changes thereto as agreed by the Administrative Agent in its reasonable discretion): (a) such Reserve Report is based on information reasonably available to the Borrower; (b) the Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report (except any such Oil and Gas Properties that have been Disposed of since the date of such Reserve Report as permitted by this Agreement) and such properties are free and clear of all Liens except for Liens permitted by Section 9.2; (c) except as set forth on an exhibit to the Reserve Report Certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from Oil and Gas Property at some future time without then or thereafter receiving full payment therefor; (d) except as set forth on an exhibit to the Reserve Report Certificate, none of the Borrower’s or its Subsidiaries’ Oil and Gas Properties have been Disposed of since the last delivery of the corresponding Reserve Report, which exhibit shall describe in reasonable detail such Dispositions; (e) attached to the Reserve Report Certificate is a list of all material marketing agreements not previously disclosed to the Administrative Agent; (f) the Borrower is in compliance with Section 8.11(d); and (g) except as set forth on an exhibit to the Reserve Report Certificate, all such properties are owned by the Borrower or a Guarantor.

“Restricted Payments” shall have the meaning provided in Section 9.6.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

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“Riverstone Lenders” shall mean Riverstone Credit Partners – Direct, L.P., Riverstone Credit Partners II – Direct, L.P., Riverstone Strategic Credit Partners A-1 AIV, L.P. and Riverstone Strategic Credit Partners A-2 AIV, L.P. and each of their Affiliates and Approved Funds.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sanction(s)” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced by the United States Government (including without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or the other relevant sanctions authority.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States Government (including without limitation, OFAC or the U.S. Department of State), the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Section 8.1 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 8.1(a) or (b), together with the accompanying Authorized Officer’s certificate delivered, or required to be delivered, pursuant to Section 8.1(c).

“Secured Hedge Agreement” shall mean any Hedge Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Secured Hedge Bank.

“Secured Hedge Bank” shall mean with respect to any Hedge Agreement, any Hedge Bank; provided that if such Hedge Bank is (or was, as applicable) not a Lender, Agent or an Affiliate of a Lender or Agent, such Hedge Bank has executed and delivered a Hedge Intercreditor Agreement.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Secured Hedge Bank and each Subagent pursuant to Section 11.2 appointed by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document.

“Securities Account” shall have the meaning assigned to such term in the UCC

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” shall mean an Amended and Restated Security Agreement, dated on or about January 31, 2018, by and among the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit D hereto.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Mortgages, (c) each Control Agreement and (d) each other security agreement or other instrument or document executed and delivered pursuant to Section 8.11 or Section 8.13, or pursuant to any other such Security Documents or otherwise to secure or perfect the security interest in any or all of the Obligations.

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“Senior Management” shall mean the chairman of the board of directors, any non-independent member of the board of directors, chief executive officer, president, vice president, or chief financial officer of a Credit Party.

“Settlement Date” shall mean, with respect to the Prepaid Principal of any Loan, the date on which such Prepaid Principal is to be prepaid.

“Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

“SOS Note” shall mean that certain Subordinated Promissory Note, dated June 23, 2016 made by the Borrower in favor of SOSV Investments LLC having a principal amount of $1,000,000.00 or such lesser amount as may be outstanding thereunder.

“Specified Equity Contribution” shall have the meaning provided in Section 9.13.

“Specified Preferred Stock” shall mean Equity Interests of the Borrower that (a) are perpetual preferred stock, (b) are not Disqualified Stock, (c) do not require the scheduled payments of dividends in cash, cash equivalents or Permitted Investments prior to the Maturity Date (it being understood, for the avoidance of doubt, that dividends in the form of additional Specified Preferred Stock or accrual to the stated value or liquidation preference thereof are permitted) and (d) are not and do not become convertible into or exchangeable for Indebtedness or any other Equity Interests that would (i) constitute Disqualified Stock or (ii) provide for the required scheduled payments of dividends in cash, cash equivalents or Permitted Investments prior to the Maturity Date.

“Specified Transaction” shall mean the transaction described in the Pre-Approved Acquisition Letter.

“SPV” shall have the meaning provided in Section 12.6(g).

“Subagent” shall have the meaning provided in Section 11.2.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Equity Interests of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time and (c) any partnership, the general partner of which meets the description set forth in either clause (a) or (b) above. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

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“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.1.

“Swap Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Test Period” shall mean, as of any date of determination, the Fiscal Quarter of the Borrower then last ended and for which Section 8.1 Financials have been delivered to the Administrative Agent.

“Threshold Amount” shall mean, at any time, an amount equal to the greater of (a) one-and-one-half percent (1.5%) of the Present Value of the Credit Parties’ total Proved Reserves and (b) $1,500,000.

“Total Assets” shall mean, as of any date of determination with respect to any Person, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a balance sheet of such Person at such date.

“Total Commitment” shall mean, with respect to a Class of Commitments, the sum of the Commitments of such Class of the Lenders.

“Total Initial Commitment” shall mean the sum of the Initial Loan Commitments of each of the Initial Loan Lenders.

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby.

“Transactions” shall mean, collectively, the consummation of the transactions contemplated by this Agreement and the Credit Documents and the payment of Transaction Expenses.

“Transferee” shall have the meaning provided in Section 12.6(e).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a LIBOR Loan.

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“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Projected Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date if, at such time or promptly thereafter, the Borrower designates such Subsidiary as an “Unrestricted Subsidiary” in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of each of clauses (a) and (b), (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein on such date and such designation shall be permitted only to the extent such Investment is permitted under Section 9.5 on the date of such designation and (ii) no Default or Event of Default would result from such designation immediately after giving effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Refinancing Indebtedness in respect of any of the foregoing. The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (each, a “Subsidiary Redesignation”), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if no Default or Event of Default would result from such Subsidiary Redesignation.

“U.S. Lender” shall mean any Lender other than a Non-U.S. Lender.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly owned Subsidiary” of any Person shall mean a subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly owned Subsidiary of such Person.

“Withholding Agent” shall mean the Borrower, any Guarantor, or the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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Section 1.2           Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)          The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)          Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)          The term “including” is by way of example and not limitation.

(e)          The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)           In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(g)          Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h)          Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i)           Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j)           The word “will” shall be construed to have the same meaning as the word “shall”.

(k)          The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3           Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein, and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

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Section 1.4           Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5           References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

Section 1.6           Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight saving or standard, as applicable).

Section 1.7           Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.8) or performance shall extend to the immediately succeeding Business Day.

Section 1.8           Currency Equivalents Generally.

(a)          For purposes of any determination under Article VIII, Article IX or Article X or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Article IX with respect to the amount of any Indebtedness, Investment, Disposition, Restricted Payment or payment under Section 9.7 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition, Restricted Payment or payment under Section 9.7 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.8 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition, Restricted Payment or payment under Section 9.7 may be made at any time under such Sections.

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(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

Section 1.9           Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Incremental Loan”) or by Type (e.g., a “LIBOR Loan”) or by Class and Type (e.g., a “LIBOR Incremental Loan”).

ARTICLE II
AMOUNT AND TERMS OF CREDIT

Section 2.1           Initial Loan Commitments.

(a)          Subject to and upon the terms and conditions herein set forth, each Initial Loan Lender severally, but not jointly, agrees to make loans denominated in Dollars (each an “Initial Loan” and, collectively, the “Initial Loans”) to the Borrower. Such Initial Loans:

(i)          consist of Loans borrowed in a single drawing on the Closing Date;

(ii)         shall not cause the aggregate amount of all Initial Loans made by any Initial Loan Lender to exceed the Initial Loan Commitment of such Initial Loan Lender;

(iii)        shall not cause the aggregate amount of all Initial Loans to exceed the Total Initial Commitment;

(iv)        shall, except as otherwise provided in Section 2.9(c), be incurred and maintained as LIBOR Loans; and

(v)         shall not be revolving and may not be reborrowed if repaid.

(b)          The Initial Loan Commitment of each Initial Loan Lender shall terminate at 5:00 PM (New York City time) on the Closing Date.

(c)          Each Lender may at its option make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.9 shall apply).

Section 2.2           Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount and in a multiple of $50,000 in excess thereof. More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of LIBOR Loans under this Agreement.

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Section 2.3           Notice of Borrowing. Whenever the Borrower desires to incur Loans, the Borrower shall give the Administrative Agent at the Administrative Agent’s Office a Notice of Borrowing prior to 2:00 p.m. (New York City time) at least ten Business Days’ prior written notice of each Borrowing of Loans (or with respect to any Borrowing of Initial Loans, three Business Days’ prior written notice) (or, in any case, such earlier date as the Administrative Agent may agree in its sole discretion). Such Notice of Borrowing shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the date of the Borrowing (which shall be a Business Day), (C) with respect to LIBOR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration) and (D) wire instructions for the account of the Borrower to which such funds should be sent. The Administrative Agent shall promptly give each Lender written notice of each proposed Borrowing of Loans, of such Lender’s Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

Section 2.4           Disbursement of Funds.

(a)          No later than 1:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, the Initial Loans shall be made available by 10:00 a.m. (New York City time) or such other time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions.

(b)          Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars. Upon satisfaction of the conditions set forth in Section 5.1 and Section 6.1 and receipt of all funds requested in the Notice of Borrowing, the Administrative Agent will make available to the Borrower, by depositing or wiring to an account as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate plus any administrative, processing or similar fees customarily charged by the Administrative Agent or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.6, for the respective Loans.

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(c)          Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

Section 2.5           Repayment of Loans; Evidence of Debt.

(a)          The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, on the Maturity Date, the then outstanding Loans.

(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c)          The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 12.6(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder (whether such Loan is an Initial Loan or an Incremental Loan, as applicable), the Type of each Loan made and, with the respect to LIBOR Loans, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d)          The entries made in the Register and accounts and subaccounts maintained pursuant to Sections 2.5(b) and (c) shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement; provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

Section 2.6           Pro Rata Borrowings. Each Borrowing under this Agreement shall be made by the Lenders pro rata on the basis of their then applicable Commitment Percentages with respect to the applicable Class. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

Section 2.7           Interest.

(a)          The unpaid principal amount of each LIBOR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the relevant LIBOR Rate, in each case, in effect from time to time.

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(b)          The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(c)          If (x) all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) fees or any other amounts owing hereunder or under any other Credit Document shall not be paid when due (whether at stated maturity, by acceleration or otherwise) and (y) an Event of Default has occurred and is continuing, such overdue amount shall bear interest at a rate per annum that is (the “Default Rate”) (A) in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or (B) in the case of any overdue interest, fees or any other amounts owing hereunder or under any other Credit Document, to the extent permitted by applicable Requirements of Law, the rate described in Section 2.6(a) plus 2% from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).

(d)          Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period, (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e)          All computations of interest hereunder shall be made in accordance with Section 4.5.

(f)           The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

Section 2.8           Interest Periods. At the time the Borrower gives a Notice of Borrowing in respect of the making of a Borrowing of LIBOR Loans, the Borrower shall give the Administrative Agent written notice of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one-, three- or six-month period as requested by the Borrower. Each subsequent Interest Period for any Borrowing shall be of the same duration as the immediately preceding Interest Period unless the Borrower has delivered a notice to the Administrative Agent electing an Interest Period of a different duration prior to 2:00 p.m. (New York City time) at least three Business Days’ prior to the expiration of such preceding Interest Period.

Notwithstanding anything to the contrary contained above:

(a)          the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b)          if any Interest Period relating to a Borrowing of LIBOR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

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(c)          if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

(d)          the Borrower shall not be entitled to elect any Interest Period in respect of any LIBOR Loan if such Interest Period would extend beyond the Maturity Date for such Loan.

Section 2.9           Increased Costs, Illegality, Etc.

(a)          In the event that (x) in the case of clause (i) below, the Majority Lenders or (y) in the case of clauses (ii) and (iii) below, any Lender, shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i)          on any date for determining the LIBOR Rate for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such LIBOR Borrowing are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the interbank LIBOR market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)         that, due to a Change in Law occurring at any time after the Closing Date, which Change in Law shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject the Administrative Agent or any Lender to any Tax with respect to any Credit Document or, with respect to any Lender, any LIBOR Loan made by it (other than (1) Taxes indemnifiable under Section 4.4, or (2) Excluded Taxes), or (C) impose on the Administrative Agent or any Lender or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or LIBOR Loans made by any Lender, which results in the cost to such Lender or the Administrative Agent of making, converting into, continuing or maintaining LIBOR Loans hereunder increasing by an amount which such Lender or the Administrative Agent reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii)        at any time, that the making or continuance of any LIBOR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) or (ii)) shall within a reasonable time thereafter give written notice (which may be by email) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i), LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing given by the Borrower with respect to LIBOR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii), the Borrower shall pay to such Lender or the Administrative Agent, promptly (but no later than fifteen days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender or the Administrative Agent for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender or the Administrative Agent, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender or the Administrative Agent shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii), the Borrower shall take one of the actions specified in Section 2.9(c) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

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(b)          If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.9(a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.9(a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 12.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.9(b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.9(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Loans shall be made as ABR Loans and (y) any outstanding Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(c)          At any time that any LIBOR Loan is or would be affected by the circumstances described in Section 2.9(a), the Borrower may (and in the case of a LIBOR Loan affected pursuant to Section 2.9(a)(iii) shall) either if the affected LIBOR Loan is then being made pursuant to a Borrowing, cancel such Borrowing or convert such borrowing into a borrowing of ABR Loans, in either case, by giving the Administrative Agent written notice (which may be by email) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.9(a) or if the affected LIBOR Loan is then outstanding, upon at least three Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Loan into an ABR Loan; provided that if more than one Lender are affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.9(c).

(d)          If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.9(d), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.12, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.9(d) upon receipt of such notice.

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Section 2.10         Compensation. If (a) any payment of principal of any LIBOR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such LIBOR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.9, 4.1, 4.2 or 12.6, as a result of acceleration of the maturity of the Loans pursuant to Article X or for any other reason, (b) any Borrowing of LIBOR Loans is not made on the date specified in a Notice of Borrowing (other than as a result of the operation of Section 2.9), or (c) any prepayment of principal of any LIBOR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 4.1 or 4.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent (within fifteen days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such LIBOR Loan.

Section 2.11         Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9(a)(ii), 2.9(a)(iii), 2.9(d) or 4.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.9 or 4.4.

Section 2.12         Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.9, 2.10 or 4.4 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.9, 2.10 or 4.4, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13         Incremental Term Loans.

(a)          At any time and from time to time following the Closing Date, subject to the terms and conditions set forth herein, the Borrower may request additional term loans (each, an “Incremental Loan”) in an aggregate principal amount no greater than $30,000,000 (the “Incremental Commitment”); provided that such request shall be by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) at least ten (10) Business Days prior to the Borrowing of such Incremental Loan.

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(b)          The incurrence of Incremental Loans shall be subject to the satisfaction or waiver on or prior to the date of the relevant Incremental Facility Amendment of each of the conditions set forth in Section 6.1 and Section 6.2.

(c)          Any Incremental Loans (i) shall rank pari passu in right of payment and security with, and have the benefit of the same or equivalent guarantees as, the Obligations in respect of the other Loans then outstanding, (ii) for purposes of prepayments, shall be treated substantially the same as (or, to the extent set forth in the relevant Incremental Facility Amendment, less favorably than) the other Loans then outstanding, and (iii) other than with respect to amortization, maturity date and pricing (including, without limitation, the interest rate, fees, funding discounts and prepayment premiums to be set forth in the relevant Incremental Facility Amendment), shall have substantially the same terms as the Initial Loans or such terms as are reasonably satisfactory to the Administrative Agent; provided that (A) to the extent that the terms of any Incremental Loans are made subject to additional covenants or events of default, such covenants and events of default shall also be made to apply equally to the other Loans then outstanding; and (B) if the effective yield (which, for such purpose only, shall be deemed to take account of interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (1) the Weighted Average Life to Maturity of such Incremental Loans and (2) three years) payable to all Lenders providing such Incremental Loans (but excluding any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all Lenders (in their capacity as such) providing such Incremental Loans) on such Incremental Loans determined as of the initial funding date for such Incremental Loans exceeds the effective yield (determined on the same basis as the preceding parenthetical) on the other Loans of any Class, calculated independently, then outstanding as determined immediately prior to the effectiveness of the applicable Incremental Facility Amendment, the Applicable Margin relating to such other Loans shall be adjusted in order that such effective yield on such other Loans shall not be less than such effective yield on the Incremental Loans being incurred. No Incremental Loan shall have a final maturity date earlier than the Maturity Date or a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the other Loans then outstanding. It is understood and agreed that, at the sole discretion of the Lenders any original issue discount payable to new Lenders may be paid as an upfront fee to the existing Lenders or be applied to the margin on the Loans existing prior to such Incremental Loan.

(d)          Each notice from the Borrower pursuant to Section 2.13(a) shall set forth the requested amount and proposed terms of the relevant Incremental Loans. The Borrower may seek Incremental Loans from (i) existing Lenders or their Affiliates, (ii) the Riverstone Lenders or (iii) such other financial institutions reasonably acceptable to the Administrative Agent that are willing to provide Incremental Loans (it being understood that each of the entities described in the foregoing clauses (i) through (iii) shall be entitled to agree or decline to participate in its sole discretion) (any of the foregoing who so provides an Incremental Loan, an “Incremental Lender”); provided that the existing Lenders or their Affiliates and the Riverstone Lenders shall be afforded a right of first refusal to provide all or a portion of the Incremental Loans on the same terms as those offered by any other such financial institutions described in clause (iii) by delivering notice to the Borrower within five (5) Business Days of the notice delivered by the Borrower pursuant to Section 2.13(a); provided further that any such Affiliates or other financial institutions shall provide to the Administrative Agent all documents and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations.

(e)          Each Incremental Loan shall become effective pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the Borrower, the relevant Incremental Lender(s) and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders or any other Person other than the Borrower, the Administrative Agent and the relevant Incremental Lenders providing Incremental Loans under such Incremental Facility Amendment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to any of the transactions effected pursuant to this Section 2.13.

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Section 2.14         Mandatory Reduction of Commitments. The Commitment of a particular Class of each Lender shall be reduced by the principal amount of such Lender’s portion of each Borrowing of Loans of the same Class on the date of such Borrowing.

ARTICLE III
FEES

Section 3.1           Fees.

(a)          Upfront Fees. On the Closing Date, the Borrower agrees to pay an upfront fee equal to $500,000.00 for the account of the Lenders pro rata on the basis of their respective Commitment Percentages of the Total Closing Date Commitment on such date.

(b)          Repayment Fee. In connection with the repayment of all or a portion of the Loans (which, for the avoidance of doubt, shall include repayments as a result of an acceleration of the Loans pursuant to Article X (whether automatic or optional acceleration) following an Event of Default, at the Borrower’s option under Section 4.1, at the Borrower’s obligation under Section 4.2 or otherwise) (the “Prepaid Principal”), the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Loans being prepaid at such time a fee (the “Repayment Fee”), in an amount equal to the product of (x) the Prepaid Principal of Loans being prepaid at such time and (y) (i) if such repayment occurs on or prior to the Make-Whole Expiry Date, 5.00%, (ii) if such repayment occurs following the Make-Whole Expiry Date but on or prior to the 24-month anniversary of the Closing Date, 5.00%, (iii) if such repayment occurs following the 24-month anniversary of the Closing Date but on or prior to the 30-month anniversary of the Closing Date, 4.00% and (iv) if such repayment occurs following the 30-month anniversary of the Closing Date but prior to the Maturity Date, 3.00%. In addition to the applicable Repayment Fee, if any repayment occurs on or prior to the Make-Whole Expiry Date, the Borrower shall pay to the Administrative Agent the Make-Whole Amount.

(c)          Duration Fee. On the second anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Lenders pro rata on the basis of their respective Loans outstanding on the second anniversary of the Closing Date a duration fee of 3.00% multiplied by the principal balance of Loans outstanding on such date (the “Duration Fee”).

(d)          Administrative Agent Fee. The Borrower agrees to pay to the Administrative Agent an administrative agency fee of $100,000 per annum on the Closing Date and on each anniversary thereof until Payment in Full.

ARTICLE IV
PAYMENTS.

Section 4.1           Voluntary Prepayments. The Borrower shall have the right to prepay Loans, without premium or penalty (other than the Repayment Fee, and, if applicable, the Duration Fee), in whole or in part from time to time on the following terms and conditions:

(a)          the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 2:00 p.m. (New York City time) (i) in the case of LIBOR Loans, three Business Days prior to and (ii) in the case of ABR Loans, one Business Day before the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

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(b)          each prepayment of principal shall be accompanied by all accrued interest thereon and any Repayment Fee applicable thereto;

(c)          each partial prepayment of Loans shall be in a minimum amount of $100,000 and in multiples of $50,000 in excess thereof; and

(d)          any prepayment of LIBOR Loans pursuant to this Section 4.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.10.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid.

Section 4.2           Mandatory Prepayments.

(a)          The Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice of its intent to make such mandatory prepayment, the amount of such prepayment and the sub-paragraph of this Section 4.2 pursuant to which such prepayment is made by at least 2:00 PM (New York City time) one Business Day prior to the proposed date of such prepayment, which shall promptly be transmitted by the Administrative Agent to each of the Lenders.

(b)          Repayment of Loans Following Asset Sales. Unless the Majority Lenders shall agree in writing (in their sole discretion) that no prepayment of Loans is required pursuant to this clause (b), in the event that the Borrower or any Credit Party shall receive, at any time, Net Cash Proceeds in respect of any Asset Sale, the Borrower shall, within five (5) Business Days of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 4.2(f).

(c)          Repayment of Loans Following Incurrence of Indebtedness. Unless the Majority Lenders shall agree in writing (in their sole discretion) that no prepayment of Loans is required pursuant to this clause (c), in the event that the Borrower or any Credit Party shall receive, at any time, Net Cash Proceeds in respect of any issuance or incurrence by the Borrower or any such Credit Party of Indebtedness other than any Indebtedness permitted pursuant to Section 9.1, the Borrower shall, within five (5) Business Days of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 4.2(f).

(d)          Repayment of Loans Following Equity Issuance. In the event that the Borrower or any Restricted Subsidiary shall receive, at any time, Net Cash Proceeds of an issuance by the Borrower or such Restricted Subsidiary of its Equity Interests, the Borrower shall, within five (5) Business Days of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 4.2(f).

(e)          Repayment of Loans Following Casualty Events. Unless the Majority Lenders shall agree in writing (in their sole discretion) that no prepayment of Loans is required pursuant to this clause (f), in the event that the Borrower or any Restricted Subsidiary shall receive, at any time, Net Cash Proceeds in respect of any Casualty Event, the Borrower shall, within five (5) Business Days of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans in accordance with Section 4.2(f).

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(f)           Application to Loans. With respect to each prepayment of Loans elected under Section 4.1 or required by Section 4.2, the Borrower may designate (i) the Types of Loans that are to be prepaid and the specific Borrowing(s) being repaid and (ii) the Loans to be prepaid; provided that (A) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender unless otherwise agreed to in writing by the Borrower. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.10.

(g)          Application of Proceeds. Each prepayment of principal pursuant to this Section 4.2 shall be accompanied by all accrued interest thereon and any Repayment Fee applicable thereto.

Section 4.3           Method and Place of Payment.

(a)          Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other account as the Administrative Agent shall specify for such purpose by notice to the Borrower. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed promptly upon receipt of payment by the Administrative Agent in like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled thereto.

(b)          For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) may be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

Section 4.4           Net Payments. For purposes of this Section 4.4, the term “Requirements of Law” includes FATCA.

(a)          Any and all payments made by or on behalf of the Borrower or any Guarantor under this Agreement or any other Credit Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided that if the applicable Withholding Agent shall be required by applicable Requirements of Law to deduct or withhold any Taxes from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings as are reasonably determined by the applicable Withholding Agent to be required by any applicable Requirement of Law, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirements of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower or such Guarantor shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings of Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 4.4) the Administrative Agent, the Collateral Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Without duplication, after any payment of Taxes by any Credit Party or the Administrative Agent to a Governmental Authority as provided in this Section 4.4, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

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(b)          The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes (whether or not such Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority).

(c)          The Borrower shall indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent, the Collateral Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 4.4), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided, however, the right to indemnification shall be subject to such notice requirements of Section 2.12. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, the Administrative Agent or the Collateral Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(d)          Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Credit Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)          Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of any payments to be made to such Lender by any Credit Party pursuant to any Credit Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.4(f)(i), 4.4(g) or 4.4(i) below) shall not be required if in the Lender’s or Agent’s, as applicable, reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.

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(f)           Without limiting the generality of Section 4.4(e), each Non-U.S. Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:

(i)          deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Non-U.S. Lender is due hereunder, two copies of (A) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, United States Internal Revenue Service Form W-8BEN or Form W-8BEN-E (as applicable) (or any applicable successor form) together with a certificate (substantially in the form of Exhibit H hereto (the “Non-Bank Tax Certificate”) representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a CFC related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Code), (B) Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Non-U.S. Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Non-U.S. Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(ii)         deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

Any Non-U.S. Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Non-U.S. Lender’s inability to do so.

Each Person that shall become a Participant or a Lender pursuant to Section 12.6 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 4.4(f); provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Person from which the related participation shall have been purchased.

In addition, each Agent shall deliver to the Borrower prior to the date on which the Agent becomes an Agent hereunder, two copies of a properly completed and executed (a) Internal Revenue Service Form W-9 certifying its exemption from U.S. Federal backup withholding or (b) (i) Internal Revenue Service Form W-8ECI (with respect to any payments to be received on its own behalf) and (ii) Internal Revenue Service Form W-8IMY (for all other payments), certifying on Part I and Part VI of such Internal Revenue Service Form W-8IMY that it is a U.S. branch that has agreed to be treated as a U.S. person for United States federal withholding tax purposes with respect to payments received by it from the Borrower. Each Agent shall deliver to the Borrower additional documentation on or before the date that any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time thereafter if reasonably requested by the Borrower, or shall promptly notify the Borrower at any time it determines it is no longer in a position to provide the certifications described in the preceding sentence.

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(g)          If any Lender, the Administrative Agent or the Collateral Agent, as applicable, determines, in its sole discretion, that it had received a refund of an Indemnified Tax or Other Tax for which a payment has been made by the Borrower or any Guarantor pursuant to this Agreement or any other Credit Document, which refund in the good faith judgment of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, is attributable to such payment made by the Borrower or any Guarantor, then the Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall reimburse the Borrower or such Guarantor for such amount (net of all reasonable out-of-pocket expenses of such Lender, the Administrative Agent or the Collateral Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender, Administrative Agent or the Collateral Agent, as the case may be, determines in its sole discretion will leave it, after such reimbursement, in no better or worse position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid; provided that the Borrower or such Guarantor, upon the request of the Lender, the Administrative Agent or the Collateral Agent, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender, the Administrative Agent or the Collateral Agent in the event the Lender, the Administrative Agent or the Collateral Agent is required to repay such refund to such Governmental Authority. In such event, such Lender, the Administrative Agent or the Collateral Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender, the Administrative Agent or the Collateral Agent may delete any information therein that it deems confidential). No Lender nor the Administrative Agent nor the Collateral Agent shall be obliged to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Credit Party in connection with this clause (g) or any other provision of this Section 4.4.

(h)          Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from United States federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

(i)           If a payment made to any Lender or any Agent under this Agreement or any other Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 4.4(i), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. The Lender and the Agent shall deliver to the Borrower and the Administrative Agent additional documentation on or before the date that any such previously delivered documentation under this Section 4.4(i) expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.

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(j)          The agreements in this Section 4.4 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 4.5           Computations of Interest and Fees.

(a)          Interest on LIBOR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the “prime rate” (as used in clause (b) of the definition of “ABR”) and interest on overdue interest shall be calculated on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

(b)          Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

Section 4.6           Limit on Rate of Interest.

(a)          No Payment Shall Exceed Highest Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b)          Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 4.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c)          Adjustment if Any Payment Exceeds Highest Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.6.

(d)          Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

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ARTICLE V
CONDITIONS PRECEDENT TO INITIAL BORROWING.

Section 5.1           Closing Date. The obligations of the Initial Loan Lenders to issue Initial Loans under this Agreement is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 12.1.

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent shall have received, on behalf of itself and the Secured Parties on the Closing Date, a written opinion of (x) Bracewell LLP, counsel to the Credit Parties, (y) Fennemore Craig, P.C., special Nevada counsel to the Credit Parties, and (z) Sutin, Thayer & Browne, special New Mexico counsel to the Credit Parties each (i) dated the Closing Date, (ii) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (iii) in form and substance reasonably satisfactory to the Administrative Agent. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.

(c)          The Administrative Agent shall have received, in the case of each Credit Party, each of the items referred to in subclauses (i), (ii) and (iii) below:

(i)          a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Credit Party, in each case, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Credit Party as of a recent date from such Secretary of State (or other similar official);

(ii)         a certificate of the Secretary or Assistant Secretary or similar officer of each Credit Party dated the Closing Date and certifying:

(A)         that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

(B)         that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)         that the certificate or articles of incorporation, certificate of limited partnership, articles of incorporation or certificate of formation of such Credit Party has not been amended since the date of the last amendment thereto disclosed pursuant to subclause (i) above,

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(D)         as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party, and

(E)         as to the absence of any pending proceeding for the dissolution or liquidation of such Credit Party; and

(iii)        a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(d)          The Administrative Agent shall have received duly executed copies of the Credit Documents. In connection with the execution and delivery of the Security Documents, the Administrative Agent shall (i) be reasonably satisfied that the Security Documents create (or will upon recording create) first priority, perfected Liens (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law) on sufficient Oil and Gas Properties of the Borrower and the other Credit Parties to satisfy the Collateral Coverage Minimum, and (ii) have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title of at least 90% of the O&G Reserves attributable to the Oil and Gas Properties of the Credit Parties evaluated in the Initial Reserve Report.

(e)          (i) All documents and instruments, including UCC or other applicable personal property and financing statements, reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and none of the Collateral shall be subject to any other pledges, security interests or mortgages, except for Liens permitted under Section 9.2; (ii) all Equity Interests of each Credit Party directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Security Agreement (except that such Credit Parties shall not be required to pledge any Excluded Equity Interests) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Security Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank; (iii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $1,000,000 (individually) that is owing to the Borrower or any Subsidiary Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Security Agreement, and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; and (iv) all Indebtedness of the Borrower and each of the Restricted Subsidiaries that is not a Credit Party that is owing to any Credit Party shall be evidenced by the Intercompany Note, which shall be executed and delivered by the Borrower and each of the Restricted Subsidiaries and shall have been pledged pursuant to the Security Agreement, and the Collateral Agent shall have received such Intercompany Note, together with undated instruments of transfer with respect thereto endorsed in blank.

(f)          The Lead Arranger shall have received true, correct and complete copies of the Historical Financial Statements.

(g)          On the Closing Date, the Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit I hereto and signed by a Financial Officer of the Borrower.

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(h)          The Agents shall have received all fees payable thereto or to any Lender (including any agent and arranger in respect of this Facility) on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Credit Documents (including the Transaction Expenses) on or prior to the Closing Date, including, to the extent invoiced prior to the Closing Date, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) required to be reimbursed or paid by the Credit Parties hereunder or under any Credit Document.

(i)           The Administrative Agent and the Lead Arranger shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including a duly completed W-9 tax form (or such other applicable IRS tax form) of the Borrower, including without limitation, the Patriot Act that has been requested not less than five (5) Business Days prior to the Closing Date.

(j)           (i) All Indebtedness of the Credit Parties not otherwise permitted hereunder (including the SOS Note together with all accrued and unpaid interest thereon) shall have been repaid or cancelled and all Liens (other than Permitted Liens) securing any Indebtedness of the Credit Parties shall have been released or extinguished, (ii) the Administrative Agent shall have received satisfactory evidence that on or before, or substantially simultaneous with, the Closing Date all of the rights and obligations arising under the Existing Loan Documents and any Liens securing the Obligations (as defined in the Existing Credit Agreement) shall have been assigned to the Lenders, the Administrative Agent or the Collateral Agent, as the case may be, pursuant to (A) the Assignment of Loans and Liens, (B) a Memorandum of Assignment and Assumption of Mortgages for each parish or county in which any Mortgages (as defined in the Existing Credit Agreement) have been filed in the real property or other appropriate records of such parish or county and (C) any other document or instrument required by the Administrative Agent and (iii) the Administrative Agent shall have received duly executed copies of the Loan Documents (as defined in the Permitted Second Lien Credit Agreement), the Permitted Second Lien Credit Agreement Amendment and the Amended and Restated Intercreditor Agreement, in each case certified by a director or an officer of the Borrower as being true and complete.

(k)          The Administrative Agent shall have received copies of a recent Lien and other searches in each jurisdiction reasonably requested by the Administrative Agent (including the jurisdiction of organization of each Credit Party), which searches shall reveal no Liens on any of the assets of the Credit Parties other than Permitted Liens or Liens being discharged on the Closing Date.

(l)           The Administrative Agent shall have received copies of insurance certificates evidencing the insurance required to be maintained by the Borrower and the Restricted Subsidiaries pursuant to Section 8.3.

(m)         The Administrative Agent shall have received a copy of the drilling plan of the Borrower and the Credit Parties with respect to the Mortgaged Properties, which drilling plan shall include an inventory of proposed wellbore locations to be spud and the anticipated timeline related thereto.

(n)          Each Lender and its counsel shall be satisfied with a due diligence review of the Borrower and its Subsidiaries and shall have obtained all required internal, investment committee or other approvals necessary to consummate the Transactions and establish the Facility.

(o)          The Administrative Agent shall have received an operator’s lien waiver agreement in form and substance reasonably satisfactory to the Administrative Agent from each Restricted Subsidiary and each Affiliate of the Borrower that is an operator of any Oil and Gas Properties of the Borrower or any of its Restricted Subsidiaries.

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ARTICLE VI
CONDITIONS PRECEDENT TO ALL BORROWINGS.

Section 6.1           All Borrowings. Subject to Section 6.2, the agreement of each Lender to make any Loan (other than any Incremental Loan) requested to be made by it on any date (including the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a)          At the time of each such Borrowing and also after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(b)          Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

(c)          The Lenders, the Administrative Agent and the Lead Arranger shall have received all applicable fees required to be paid on or before the date of such Borrowing, and the Lead Arranger and the Administrative Agent shall have received reimbursement of all reasonable out-of-pocket and expenses of the Lead Arranger and the Administrative Agent payable pursuant to Section 12.5, to the extent invoiced prior to such date.

(d)          The acceptance of each Borrowing after the Closing Date shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Article VI above have been satisfied as of that time.

Section 6.2           Incremental Loan Borrowings. The agreement of each Lender to make any Incremental Loan requested to be made by it on any date is subject to the satisfaction of the conditions precedent provided in Section 6.1 and the additional condition precedent that the Borrower shall demonstrate compliance on a Pro-Forma Basis with the Asset Coverage Ratio and the Leverage Ratio as required in each case by Section 9.13.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND AGREEMENTS

In order to induce the Lenders to enter into this Agreement, to make the Loans as provided for herein, the Borrower makes, on the date of each Borrowing, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

Section 7.1           Corporate Status. Each Credit Party is a duly organized and validly existing corporation or other entity in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of such jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

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Section 7.2           Corporate Power and Authority; Enforceability. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

Section 7.3           No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party or the compliance with the terms and provisions thereof will (a) contravene any Requirement of Law except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents and Liens permitted hereunder) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

Section 7.4           Litigation. Except as set forth on Schedule 7.4 (as the same may be updated in writing from time to time by the Borrower) there are no actions, suits or proceedings (including Environmental Claims) pending or, to the knowledge of the Borrower, threatened in writing with respect to the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.

Section 7.5           Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board.

Section 7.6           Governmental Approvals. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents, and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 7.7           Investment Company Act. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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Section 7.8           True and Complete Disclosure.

(a)          All written information (other than projections, estimates, geological or geographical data, written engineering projections and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, the Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the Closing Date (with respect to Information provided prior to the Closing Date) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b)          The Budget and projections, estimates, geological or geographical data, written engineering projections and information of a general economic nature or general industry nature prepared by or on behalf of the Borrower or any of its representatives that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from any such Budget or projections), as of the date such information was furnished to the Lenders and as of the Closing Date.

Section 7.9           Financial Condition; Financial Statements.

(a)          The Historical Financial Statements, together with the notes thereto, present fairly in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the date of such information and for the period covered thereby and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from audit, normal year-end audit adjustments and to the absence of footnotes.

(b)          As of the Closing Date, none of the Borrower or any Restricted Subsidiary has any Material Indebtedness (including Disqualified Stock), contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected or provided for in the Historical Financial Statements, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 7.10         Tax Matters. Except where the failure of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each of the Borrower and the Subsidiaries has filed all federal income Tax returns and all other Tax returns, domestic and foreign, required to be filed by it (including in its capacity as withholding agent) and has paid all Taxes payable by it that have become due, other than those (i) not yet delinquent or (ii) being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP (or in the case of a Foreign Subsidiary, the comparable accounting principles in the relevant jurisdiction).

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Section 7.11         Compliance with ERISA.

(a)          Each Plan is in compliance with ERISA, the Code and any applicable Requirement of Law; no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Plan; no Plan is “insolvent” (within the meaning of Section 4245 of ERISA) (or is reasonably likely to be insolvent) or is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), and no written notice of any such insolvency, or endangered or critical status has been given to the Borrower or any ERISA Affiliate; each Plan that is subject to Title IV of ERISA has satisfied the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, and there has been no determination that any such Plan is, or is expected to be, in “at risk” status (within the meaning of Section 303(i)(4) of ERISA); none of the Borrower or any ERISA Affiliate has incurred (or is reasonably likely to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code, nor has the Borrower or any ERISA Affiliate been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Plan or to appoint a trustee to administer any Plan, and no written notice of any such proceedings has been given to the Borrower or any ERISA Affiliate; and no lien imposed under the Code or ERISA on the assets of the Borrower or any ERISA Affiliate exists (or is reasonably likely to exist) nor has the Borrower or any ERISA Affiliate been notified in writing that such a lien will be imposed on the assets of the Borrower or any ERISA Affiliate on account of any Plan, except to the extent that a breach of any of the representations or warranties in this Section 7.11(a) would not result, individually or in the aggregate, in an amount of liability that would be reasonably likely to have a Material Adverse Effect.

(b)          No Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.11(b), be reasonably likely to have a Material Adverse Effect. With respect to Plans that are Multiemployer Plans, the representations and warranties in Section 7.11(a), other than any made with respect to (i) liability under Section 4201 or 4204 of ERISA or (ii) the incurrence by the Borrower or any ERISA Affiliate of any liability for “termination” (within the meaning of Title IV of ERISA) of such Plans under ERISA, are made to the best knowledge of the Borrower.

Section 7.12         Credit Parties. Schedule 7.12 lists each Subsidiary of the Borrower (and, other than with respect to ImPetro Oil & Gas, LLC, the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Restricted Subsidiary, Material Subsidiary and Immaterial Subsidiary as of the Closing Date has been so designated on Schedule 7.12.

Section 7.13         Intellectual Property. The Borrower and each of the Restricted Subsidiaries own or have obtained valid rights to use all intellectual property, free from any burdensome restrictions, that is necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect. The operation of the respective businesses of the Borrower and each of the Restricted Subsidiaries, as currently conducted and as proposed to be conducted, do not infringe, misappropriate, violate or otherwise conflict with the proprietary rights of any third party have obtained all intellectual property, except as would not reasonably be expected to have a Material Adverse Effect.

Section 7.14         Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)          (i) the Borrower and each of the Subsidiaries and all Oil and Gas Properties are in compliance with all Environmental Laws; (ii) none of the Borrower nor any Subsidiary has received written notice of any Environmental Claim or any other liability under any Environmental Law; (iii) none of the Borrower or any Subsidiary is conducting any investigation, removal, remedial or other corrective action pursuant to any Environmental Law at any location; and (iv) no underground storage tank or related piping, or any impoundment or disposal area containing Hazardous Materials has been used by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, is located at, on or under any Oil and Gas Properties currently owned or leased by the Borrower or any of its Subsidiaries.

(b)          None of the Borrower or any of the Subsidiaries has treated, stored, transported, released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or formerly owned or leased Oil and Gas Properties, or facility in a manner that would reasonably be expected to give rise to liability of the Borrower or any Subsidiary under Environmental Law.

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Section 7.15         Properties.

(a)          Each Credit Party has good and defensible title to all Oil and Gas Properties evaluated in the most recently delivered Reserve Report (in each case, other than (A) those disposed of in compliance with Section 9.4 since the Closing Date or the delivery of such Reserve Report, as applicable and (B) those leases that have expired in accordance with their terms), and valid title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 9.2, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving full effect to the Liens permitted by Section 9.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b)          All leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c)          The rights and properties presently owned, leased or licensed by the Credit Parties including all easements and rights of way, include all rights and properties necessary to permit the Credit Parties to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect.

(d)          All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

Section 7.16         Solvency. On the Closing Date (after giving effect to the consummation of the Transactions (including the execution and delivery of this Agreement, the making of any Loans on the Closing Date and the use of proceeds of such Loans on the Closing Date)), (i) the Borrower on a consolidated basis with its Restricted Subsidiaries will be Solvent and (ii) the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Borrower or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debt or the debt of any such Subsidiary.

Section 7.17         Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 8.3.

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Section 7.18         Gas Imbalances, Prepayments. On the Closing Date, except as set forth on Schedule 7.18, on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding one-half Bcfe of Hydrocarbon volumes (stated on a gas equivalent basis) in the aggregate, with respect to the Credit Parties’ Oil and Gas Properties that would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor other than that which would not result in any Credit Party having net aggregate liability in excess of $1,000,000.

Section 7.19         Marketing of Production. On the Closing Date, except as set forth on Schedule 7.19, no material agreements exist (which are not cancelable on 60 days’ notice or less without penalty or detriment) for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements 2.5% or more of the Credit Parties’ average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six months from the Closing Date.

Section 7.20         Hedge Agreements. Schedule 7.20 sets forth, as of the Closing Date, (a) a true and complete list of all material commodity Hedge Agreements of each Credit Party, (b) the notional volumes of and prices for, on a monthly basis and in the aggregate, the Hydrocarbons for each such commodity Hedge Agreement and the term of each such commodity Hedge Agreement, and (c) the notional volumes of Hydrocarbons for each such commodity Hedge Agreement

Section 7.21         Patriot Act; OFAC; Anti-Corruption Laws and Sanctions.

(a)          On the Closing Date, each Credit Party is in compliance in all material respects with the material provisions of the Patriot Act, and the Borrower has provided to the Administrative Agent all information related to the Credit Parties (including but not limited to names, addresses and tax identification numbers (if applicable)) reasonably requested in writing by the Administrative Agent and mutually agreed to be required by the Patriot Act to be obtained by the Administrative Agent or any Lender.

(b)          Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any of the Subsidiaries is currently subject to any U.S. Sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. Sanctions administered by OFAC.

(c)          The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and its Subsidiaries and, to the knowledge of the Borrower and its Subsidiaries their respective directors, officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, except to the extent that any such non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 7.22         No Material Adverse Effect.

After giving effect to the Closing Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

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Section 7.23         Foreign Corrupt Practices Act.

Neither the Borrower nor any of the Restricted Subsidiaries, nor, to the knowledge of the Borrower or any of the Restricted Subsidiaries, any of their directors, officers, agents or employees has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which the Borrower or any of the Restricted Subsidiaries conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 7.24         Security Interests.

The Obligations are secured by Liens in the Collateral granted in favor of the Collateral Agent, enforceable against the applicable Credit Party and all third parties and having priority over all other Liens (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law), and such Liens are or will be perfected (in each case, to the extent required by the Security Documents) (i) by the filing of a UCC financing statement in the states in which each applicable Credit Party is located, (ii) by filing a mortgage and a UCC financing statement affecting as-extracted collateral and/or fixtures (as applicable) in the real property or other appropriate records of the parish or county in which the applicable real property or fixtures are located, or (iii) by possession or control.

Section 7.25         EEA Financial Institutions. No Credit Party is an EEA Financial Institution.

ARTICLE VIII
AFFIRMATIVE COVENANTS

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until Payment in Full:

Section 8.1           Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)          Annual Financial Statements. Within five days after the date on which such financial statements are required to be filed with the SEC, but in any event on or before the date that is 90 days (or such longer period as the Administrative Agent may reasonably agree) after the end of each Fiscal Year, the audited consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such Fiscal Year, and the related consolidated statements of operations, shareholders’ equity and cash flows for such Fiscal Year, setting forth comparative consolidated figures for the preceding Fiscal Years (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements) prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from, the occurrence of the Maturity Date within one year from the date such opinion is delivered). Notwithstanding the foregoing, the obligations in this Section 8.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing the Borrower’s Form 10-K filed with the SEC; provided that to the extent such Form 10-K is provided in lieu of the information required to be provided under the first sentence of this Section 8.1(a), such Form 10-K is accompanied by an opinion of an independent registered public accounting firm of recognized national standing, which opinion shall not be materially qualified with a “going concern” or like qualification or exception (other than with respect to, or resulting from the occurrence of the Maturity Date within one year from the date such opinion is delivered).

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(b)          Quarterly Financial Statements. Within five days after the date on which such financial statements are required to be filed with the SEC, but in any event on or before the date that is 45 days (or such longer period as the Administrative Agent may reasonably agree) after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of Fiscal Quarter and the related consolidated statements of operations, shareholders’ equity and cash flows for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, and setting forth comparative consolidated figures for the related periods in the prior Fiscal Year or, in the case of such consolidated balance sheet, for the last day of the prior Fiscal Year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a detailed reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes. Notwithstanding the foregoing, the obligations in this Section 8.1(b) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing the Borrower’s Form 10-Q filed with the SEC.

(c)          Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 8.1(a) and Section 8.1(b), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) beginning with the certificate delivered for the period ending one full Fiscal Quarter following the one year anniversary of the Closing Date, the calculations related to the maximum Leverage Ratio permitted under Section 9.13, (ii) beginning with the certificate delivered for the Fiscal Quarter ending June 30, 2018 and each Fiscal Quarter ending June 30 and each Fiscal Year thereafter, the calculations related to the minimum Asset Coverage Ratio permitted under Section 9.13 and (iii) a specification of any change in the identity of the Restricted Subsidiaries, Guarantors, Immaterial Subsidiaries and Unrestricted Subsidiaries as at the end of such Fiscal Year or period, as the case may be, from the Restricted Subsidiaries, Guarantors, Immaterial Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent Fiscal Year or period, as the case may be.

(d)          Notice of Default; Litigation. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (ii) any Litigation Event or any other litigation or governmental proceeding pending against the Borrower or any of the Subsidiaries that would reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect.

(e)          Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

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(i)          any pending or threatened Environmental Claim against any Credit Party or any Oil and Gas Properties;

(ii)         any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Oil and Gas Properties;

(iii)        any condition or occurrence on any Oil and Gas Properties that would reasonably be anticipated to cause such Oil and Gas Properties to be subject to any restrictions on the ownership, occupancy, use or transferability of such Oil and Gas Properties under any Environmental Law; and

(iv)        the conduct of any investigation, or any removal, remedial or other corrective action in response to the actual or alleged presence, release or threatened release of any Hazardous Material on, at, under or from any Oil and Gas Properties.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response thereto.

(f)           Other Information. With reasonable promptness, but subject to the limitations set forth in the last sentence of Section 8.2(a) and in Section 12.6, such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g)          Certificate of Authorized Officer - Hedge Agreements. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth as of the last Business Day of the most recently ended Fiscal Year or period, as applicable, (i) a true and complete list of all material commodity Hedge Agreements of the Borrower and each Credit Party then in effect, (ii) the notional volumes of and prices for, on a monthly basis and in the aggregate, the Hydrocarbons for each such commodity Hedge Agreement and the term of each such commodity Hedge Agreement, and (iii) the notional volumes of Hydrocarbons for each such commodity Hedge Agreement.

(h)          Certificate of Authorized Officer - Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month during the then current Fiscal Year to date, (i) any updated production history of the Proved Reserves of the Credit Parties as of such date, and (ii) the lease operating expenses attributable to the Oil and Gas Properties of the Credit Parties for the prior 12-month period ending on the effective date of the applicable Reserve Report.

(i)           List of Purchasers. At the time of the delivery of the financial statements provided for in Section 8.1(a), a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party who collectively account for at least 85% of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the Fiscal Year for which such financial statements relate.

(j)           Budget. Within 60 days after the end of each Fiscal Year of the Borrower (or such longer period as the Administrative Agent may reasonably agree), the Borrower’s annual operating and capital expenditure budgets, and financial forecasts, including cash flow projections covering proposed fundings, repayments, additional advances, investments and other cash receipts and disbursements, each for the following Fiscal Year (collectively, the “Budget”).

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(k)          SEC Materials. (i) Promptly upon filing thereof, copies of any filings (including on Form 10-K, 10-Q or 8-K) or registration statements with, and reports to, the SEC or any analogous Governmental Authority in any relevant jurisdiction by the the Borrower or any of its Subsidiaries (other than amendments to any registration statement (to the extent such registration statement, in the form it becomes effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statements on Form S-8) and (ii) copies of all financial statements, proxy statements, notices and reports that the Borrower or any of its Subsidiaries shall send to the holders of any publicly issued debt, or shareholders generally, of the Borrower and/or any of its Subsidiaries or to any national securities exchange.

Documents required to be delivered pursuant to this Section 8.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (1) on which the Borrower posts such documents, or provides a link thereto, on the Borrower’s website on the Internet at www.lilisenergy.com, or (2) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).

Section 8.2           Books, Records and Inspections.

(a)          The Borrower will, and will cause each Restricted Subsidiary to, permit officers and designated representatives of the Administrative Agent or officers and designated representatives of the Majority Lenders (as accompanied by the Administrative Agent), to visit and inspect any of the properties or assets of the Borrower or such Restricted Subsidiary in whomsoever’s possession to the extent that it is within such party’s control to permit such inspection (and shall use commercially reasonable efforts to cause such inspection to be permitted to the extent that it is not within such party’s control to permit such inspection), and to examine the financial records of the Borrower and any such Restricted Subsidiary and discuss the affairs, finances, accounts and condition of the Borrower or any such Restricted Subsidiary with its and their officers and independent accountants therefor, in each case of the foregoing upon reasonable advance notice to the Borrower, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Majority Lenders may desire (and subject, in the case of any such meetings or advice from such independent accountants, to such accountants’ customary policies and procedures); provided that, excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 8.2, and (ii) only one such visit per Fiscal Year shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) or any representative of the Majority Lenders may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in Section 8.1(f) or this Section 8.2, none of the Borrower or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

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(b)          The Borrower will, and will cause each of the Restricted Subsidiaries to, maintain financial records in accordance with GAAP.

Section 8.3           Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Collateral Agent shall be the loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower to the extent that the Borrower undertakes to apply such proceeds to the reconstruction, replacement or repair of the property insured thereby.

Section 8.4           Payment of Taxes. The Borrower shall, and shall cause each Restricted Subsidiary to, pay its obligations in respect of all Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 8.5           Consolidated Corporate Franchises. The Borrower will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 9.3, 9.4 or 9.5.

Section 8.6           Compliance with Statutes, Regulations, Etc. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, in each case except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

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Section 8.7           ERISA.

(a)          Promptly after the Borrower knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan having an Unfunded Current Liability has been or is to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA (including the giving of written notice thereof); that a Plan has an Unfunded Current Liability that has or will result in a lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Plan having an Unfunded Current Liability (including the giving of written notice thereof); that a proceeding has been instituted against the Borrower or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the PBGC has notified the Borrower or any ERISA Affiliate of its intention to appoint a trustee to administer any Plan; that the Borrower or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Plan; or that the Borrower or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b)          Promptly following any request therefor, on and after the effectiveness of the Pension Act, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries may request with respect to any Multiemployer Plan; provided that if the Borrower or any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Subsidiaries shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and provided further that if the Borrower or any of its Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower or the applicable Subsidiaries shall not be required to make a request for such documents or notices more than once during any one twelve month period.

Section 8.8           Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect (it being understood that this Section 8.8 shall not restrict any transaction otherwise permitted by Section 9.3, 9.4 or 9.5):

(a)          operate its Oil and Gas Properties and other properties or cause such Oil and Gas Properties and other properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)          keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Oil and Gas Properties and other properties, including all equipment, machinery and facilities; and

(c)          to the extent a Credit Party is not the operator of any property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.8.

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Section 8.9           Transactions with Affiliates. The Borrower will conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions with any of its Affiliates (other than Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers (or a committee formed by such board of directors or managers) of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a)          the execution and delivery of any Credit Document;

(b)          compensation and other benefits to, and the terms of any employment contracts with, individuals who are officers, managers or directors of the Borrower and its Restricted Subsidiaries, provided such compensation is approved by the Borrower’s board of directors or managers or provided for in the limited liability company agreement, articles or certificate of incorporation, bylaws or other applicable organizational documents of the Borrower or such Restricted Subsidiary;

(c)          to the extent not captured by the foregoing clause (b), payment of the fees described on Schedule 8.9,

(d)          Restricted Payments permitted pursuant to Section 9.6;

(e)          the issuance and sale of Equity Interests in the Borrower (other than Disqualified Stock), or to the extent permitted by Section 9.7(c), the amendment of the terms of any Equity Interests issued by the Borrower (other than Disqualified Stock) and the granting of registration and other customary rights in connection therewith; and

(f)           transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with prudent business practice followed by companies in the industry of the Borrower and its Subsidiaries.

Section 8.10         End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its and each of its Restricted Subsidiaries’, Fiscal Years and Fiscal Quarters to end on dates consistent with past practice; provided, however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

Section 8.11         Additional Guarantors, Grantors and Collateral.

(a)          Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Domestic Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date and (ii) any Domestic Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within 20 days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to execute (A) a Counterpart Agreement, substantially in the form of Exhibit C hereto, and (B) a joinder to the Intercompany Note. Notwithstanding the foregoing, and subject to the covenant set forth in Section 8.19(b), the requirements set forth in this clause (a) shall not apply to ImPetro Oil & Gas.

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(b)          Subject to any applicable limitations set forth in the Security Agreement, the Borrower will pledge, and, if applicable, will cause each other Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 8.11(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Equity Interests (other than any Excluded Equity Interests) of each Subsidiary directly owned by the Borrower or any Subsidiary Guarantor (or Person required to become a Guarantor pursuant to Section 8.11(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to a Counterpart Agreement, and (ii) except with respect to intercompany Indebtedness, all evidences of Indebtedness for borrowed money in a principal amount in excess of $250,000 (individually) that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 8.11(a)) (which shall be evidenced by a promissory note), in each case pursuant to a Counterpart Agreement, substantially in the form of Exhibit C hereto. Notwithstanding the foregoing, and subject to the covenant set forth in Section 8.19(b), the requirements set forth in this clause (b) shall not apply to ImPetro Oil & Gas.

(c)          The Borrower agrees that all Indebtedness of any Restricted Subsidiary that is not a Credit Party that is owing to any Credit Party (or a Person required to become a Subsidiary Guarantor pursuant to Section 8.11(a)) shall be evidenced by the Intercompany Note, which promissory note shall be required to be pledged to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement.

(d)          The Borrower will, and will cause each other Credit Party to, by no later than the date that is 60 days following the end of each Fiscal Quarter (or such later date as may be agreed by the Administrative Agent) execute and deliver to the Collateral Agent such Mortgages in form and substance reasonably acceptable to the Administrative Agent to ensure that the Collateral Agent has first-priority Liens (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law) on additional O&G Mortgaged Properties, if necessary, to ensure compliance with the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Credit Parties be required to grant a Lien on any Flood Zone Property.

(e)          The Borrower will, and will cause each other Credit Party to, by no later than the date that is 60 days following the date the Specified Transaction is consummated (or such later date as may be agreed by the Administrative Agent) execute and deliver to the Collateral Agent such Mortgages in form and substance reasonably acceptable to the Administrative Agent to ensure that the Collateral Agent has first-priority Liens (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law) on any O&G Mortgaged Properties, if necessary, to ensure compliance with the Collateral Coverage Minimum after giving effect to the Specified Transaction.

Section 8.12         Use of Proceeds. The Borrower and its Subsidiaries will use the proceeds of Loans to pay (a) capital expenditures relating to the development of Oil and Gas Properties of the Credit Parties in the Designated Area, including but not limited to facilities, infield flowlines, drilling, completion, production and incidental soft costs relating thereto, (b) to finance Investments and acquisitions of Oil and Gas Properties in the Designated Area, (c) to refinance the Obligations (as defined in the Existing Credit Agreement) and (d) other general corporate purposes and payment of the Transaction Expenses.

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Section 8.13         Further Assurances.

(a)          Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture, filings, assignments of as-extracted collateral, mortgages, deeds of trust and other documents) that the Collateral Agent or the Majority Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b)          Notwithstanding anything herein to the contrary, if the Collateral Agent and the Borrower reasonably determine in writing that the cost of creating or perfecting any Lien on any property is excessive in relation to the benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents. In addition, notwithstanding anything to the contrary in this Agreement, the Security Agreement, or any other Credit Document, (i) the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in any applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower and (iii) the Administrative Agent and the Borrower may make such modifications to the Security Documents, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any mortgage to any such easement, covenant, right of way or similar instrument or record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary and otherwise permitted by this Agreement and the other Credit Documents.

Section 8.14         Reserve Reports.

(a)          On or before March 31st and September 30th of each year, commencing March 31, 2018, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31st and June 30th, the O&G Reserves of the Borrower and the Credit Parties located within the geographic boundaries of the United States of America. The Reserve Report as of December 31st shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report of each year may be prepared by or under the supervision of the chief engineer of the Borrower or a Restricted Subsidiary (or an engineer having similar qualifications and responsibilities employed by the Borrower or a Restricted Subsidiary) who shall certify such Reserve Report to be true and accurate in all material respects and, except as otherwise specified therein, to have been prepared in all material respects in accordance with the procedures used in the immediately preceding December 31st Reserve Report.

(b)          With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate.

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Section 8.15         Title Information.

(a)          The Borrower will, and will cause each Subsidiary to, from time to time thereafter at the request of the Administrative Agent, deliver to the Administrative Agent title information in form and substance reasonably acceptable to the Administrative Agent with respect to that portion of the Oil and Gas Properties set forth in the most recent Reserve Report provided to the Administrative Agent as the Administrative Agent shall deem reasonably necessary or appropriate to verify the title of the Credit Parties to not less than (i) 90% of the Present Value of the Credit Parties’ total Proved Reserves included in the most recently delivered Reserve Report, and (ii) 90% of the net acres of the Credit Parties’ Oil and Gas Properties.

(b)          If the Borrower has provided title information for additional Oil and Gas Properties under Section 8.15(a), the Borrower shall, within sixty (60) days of notice from the Administrative Agent that title defects or exceptions to title exist with respect to such additional Oil and Gas Properties (other than Liens permitted by Section 9.2), either (i) cure any such title defects or exceptions to title (including defects or exceptions as to priority) which are not permitted by Section 9.2 raised by such information, (ii) substitute Collateral acceptable to the Administrative Agent which constitutes Oil and Gas Properties with no title defects or exceptions to title except for Permitted Liens having an equivalent or greater value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on not less than (i) 90% of the Present Value of the Credit Parties’ total Proved Reserves included in the most recently delivered Reserve Report, and (ii) 90% of the net acres of the Credit Parties’ Oil and Gas Properties. If the Borrower fails to cure any title defect requested by the Administrative Agent to be cured within the 60-day period, such failure shall not be a Default or an Event of Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent is not reasonably satisfied with title to any Oil and Gas Properties after the 60-day period has elapsed, such unacceptable Oil and Gas Properties shall not count towards either of the 90% requirements provided in this Section 8.15(b), and any calculation of the Asset Coverage Ratio shall exclude such unacceptable Oil and Gas Properties.

Section 8.16         Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Closing Date and other business activities incidental, reasonably related or ancillary to the foregoing.

Section 8.17         Sanctions. The Borrower and its Subsidiaries will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.18         Operators’ Lien Waiver. The Borrower will, and will cause each Restricted Subsidiary and each Affiliate of the Borrower that is an operator of any Oil and Gas Properties of the Borrower or any of its Restricted Subsidiaries to, within thirty days following the Administrative Agent’s reasonable request therefor, execute and deliver an operator’s lien waiver agreement in substantially similar form as was delivered on the Closing Date by the applicable Restricted Subsidiaries or Affiliates on such date.

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Section 8.19         Post-Closing Obligations; Accounts.

(a)          The Borrower will, and will cause each Restricted Subsidiary to, in connection with any Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts), execute and deliver to the Administrative Agent a Control Agreement in form and substance satisfactory to the Administrative Agent, on or before the following dates (or, in each case, such later date as the Administrative Agent may agree in its sole discretion) (a) with respect to any Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts) existing on the Closing Date, promptly but in any event within thirty (30) days of the Closing Date (or such later date as the Administrative Agent may agree) (the “Required Control Agreement Date”) or (b) with respect to any Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts) established after the Closing Date, promptly but in any event within thirty (30) days of the date such account is established (or such later date as the Administrative Agent may agree).

(b)          Within sixty (60) days of the Closing Date (or such later date as the Administrative Agent may agree), the Borrower will cause (i) ImPetro Oil & Gas, LLC, a New Mexico limited liability company (“ImPetro Oil & Gas”), to execute and deliver to the Administrative Agent a Counterpart Agreement in the form of Exhibit C hereto and all other documentation required to be delivered pursuant to Section 8.11 or (ii) ImPetro Oil & Gas to dissolve and transfer all permits and licenses in the name thereof to ImPetro Operating LLC, a Delaware limited liability company.

ARTICLE IX
NEGATIVE COVENANTS.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until the Payment in Full:

Section 9.1           Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a)          Indebtedness arising under the Credit Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(b)          Indebtedness of (i) a Credit Party owing to the Borrower or any Restricted Subsidiary; provided that any such Indebtedness owing by a Credit Party to a Subsidiary that is not a Guarantor shall (x) be evidenced by the Intercompany Note or (y) otherwise be outstanding on the Closing Date so long as such Indebtedness is evidenced by an intercompany note substantially in the form of Exhibit G or otherwise subject to subordination terms substantially identical to the subordination terms set forth in Exhibit G, in each case, to the extent permitted by Requirements of Law and not giving rise to material adverse tax consequences, (ii) any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor and (iii) to the extent permitted by Section 9.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor;

(c)          Indebtedness under Capital Leases and Purchase Money Debt, provided that the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed the Threshold Amount;

(d)          Indebtedness (other than Indebtedness for borrowed money) incurred or deposits made by the Borrower or any Subsidiary (i) under worker’s compensation laws, unemployment insurance laws or similar legislation, (ii) in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Subsidiary is a party, (iii) to secure public or statutory obligations of the Borrower or any Subsidiary, and (iv) of cash or U.S. Government Securities made to secure the performance of statutory obligations, surety, stay, customs and appeal bonds to which the Borrower or any Subsidiary is party in connection with the operation of the Oil and Gas Property, in each case in the ordinary course of business;

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(e)          subject to compliance with Section 9.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 9.1(e) guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 9.1) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that if the Indebtedness being guaranteed under this Section 9.1(e) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(f)           Indebtedness in respect of Hedge Agreements, subject to the limitations set forth in Section 9.10;

(g)          Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice;

(h)          Indebtedness incurred on behalf of, or Guarantee Obligations in respect of the Indebtedness of, joint ventures (regardless of the form of legal entity) that are not Subsidiaries in principal amount, when aggregated with the outstanding principal amount of Indebtedness incurred pursuant to this Section 9.1(h) not to exceed, at the time of incurrence thereof, $500,000;

(i)           Indebtedness that constitutes the Permitted Second Lien Obligations; provided that (i) such Indebtedness is subject to the terms of the Amended and Restated Intercreditor Agreement and (ii) the proceeds from the incurrence of additional Permitted Second Lien Obligations after the date hereof are used by the Credit Parties to fund the acquisition and/or development of Oil and Gas Properties in the Designated Area;

(j)           Indebtedness existing on the Closing Date and set forth in Schedule 9.1 and Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(k)          Indebtedness in connection with the endorsement of negotiable instruments and other obligations in respect of cash management services, netting services, overdraft protection and similar arrangements, in each case incurred in the ordinary course of business;

(l)           Indebtedness in respect of insurance premium financing for insurance being acquired or maintained by the Borrower or any Subsidiary under customary terms and conditions in an aggregate amount not to exceed $2,000,000;

(m)         any obligation arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or capital stock (including partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest) of a Subsidiary in a transaction permitted under this Agreement, provided that such Indebtedness incurred pursuant to this clause (m) shall not exceed, in the aggregate, $2,000,000;

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(n)          Indebtedness arising under gas balancing agreements which do not give rise to liability in the aggregate on a consolidated basis for the Borrower and its Subsidiaries in excess of $1,000,000 at any one time outstanding;

(o)          Indebtedness arising under any Advance Payment Contracts; provided that the aggregate amount of all Advance Payments received by the Borrower or any Subsidiary that have not been satisfied by delivery of production at any time does not exceed, in the aggregate $1,000,000; and

(p)          other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed $2,000,000.

Section 9.2           Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a)          Liens arising under the Credit Documents to secure the Obligations or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(b)          Permitted Liens;

(c)          Liens securing Capital Leases and Purchase Money Debt permitted by Section 9.1(c); provided that (i) such Liens attach concurrently with or within 180 days after the acquisition, construction or improvement (as applicable) financed thereby, and (ii) such Liens attach only to the property under such Capital Leases or acquired, constructed or improved with such Purchase Money Debt, together with any improvements, fixtures or accessions to such property and the proceeds of such property, improvements, fixtures or accessions;

(d)          Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 9.2; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall not be any different than the grantors of the Liens securing the debt being Refinanced, refunded, extended, renewed or replaced;

(e)          Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(f)           Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(g)          Liens securing the Permitted Second Lien Obligations and any Permitted Refinancing Indebtedness to Refinance such Permitted Second Lien Obligations; and

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(h)          any Lien on any Property of the Borrower or any Subsidiary existing on the Closing Date and set forth in Schedule 9.2 and any renewals, replacements or extensions thereof; provided that (i) such Lien shall not apply to any other Property of the Borrower or any other Subsidiary (other than proceeds and accessions and additions to such property) and (ii) such Lien shall secure only those obligations which it secures on the Closing Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

This Section 9.2 shall be construed to allow the above Liens to cover and encumber all improvements, fixtures and/or accessions to the property which is permitted to be subject to such Liens and all proceeds of such property (including any insurance for such property) as determined in accordance with the UCC and other applicable law.

Section 9.3           Limitation on Fundamental Changes; No International Operations.

(a)          The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the Closing Date, the Borrower and its Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States. The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.

(b)          The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its assets, except that (a) any Restricted Subsidiary or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that the Borrower shall be the continuing or surviving Person, (b) any Restricted Subsidiary may be merged, amalgamated or consolidated with or into another Restricted Subsidiary; provided that if a Credit Party is involved in such consolidated, such Credit Party shall be the continuing or surviving entity, (c) any Restricted Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower, (d) the Borrower and each other Restricted Subsidiary may Dispose of assets as permitted by Section 9.4, and (e) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that prior to such liquidation or dissolution, all assets of such Subsidiary shall be transferred to a Credit Party.

Section 9.4           Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, farm-out, transfer or otherwise dispose (each of the foregoing a “Disposition”) of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of the Borrower’s or any Restricted Subsidiary’s Equity Interests, except that the Borrower and the Restricted Subsidiaries may Dispose of:

(a)          (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable and Oil and Gas Properties) in the ordinary course of business (including equipment that is no longer necessary for the business of the Borrower or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use) and (ii) Permitted Investments;

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(b)          any Oil and Gas Properties or any interest therein or the Equity Interests of any Restricted Subsidiary or of any Minority Investment owning Oil and Gas Properties; provided that (i) such Disposition is for Fair Market Value, (ii) the Borrower or such Restricted Subsidiary making such Disposition receives not less than 75% of the Fair Market Value of such Disposition in the form of cash or Permitted Investments, and (iii) if requested by the Administrative Agent, the Borrower shall deliver a certificate of an Authorized Officer of the Borrower certifying to such determination;

(c)          property or assets to the Borrower or to a Restricted Subsidiary; provided that (i) if the transferor of such property is a Credit Party, the transferee thereof must be a Credit Party, (ii) with respect to any transfers of Equity Interests in any Subsidiaries of the Borrower, the requirements of Section 8.11(b) are satisfied and (iii) with respect to any transfer of Oil and Gas Properties, the transferee delivers mortgages or other Security Documents in favor of the Administrative Agent substantially contemporaneously with such transfer, to the extent necessary to satisfy the requirements of Section 8.11(d);

(d)          leases, subleases, licenses or sublicenses (on a non-exclusive basis with respect to any intellectual property) of real, personal or intellectual property in the ordinary course of business;

(e)          to the extent permitted by Section 9.5, Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that aggregate amount of all Dispositions made pursuant to this Section 9.4(e) shall not exceed $500,000;

(f)           accounts receivable (i) in connection with the collection or compromise thereof or (ii) to the extent the proceeds thereof are used to prepay any Loans then outstanding; and

(g)          any Hedge Agreement, including by unwinding or modifying such Hedge Agreement;

(h)          any property (other than Oil and Gas Properties) of the Borrower or any Restricted Subsidiary to the extent not otherwise permitted pursuant to this Section 9.4 in an aggregate amount not to exceed the Threshold Amount;

(i)           any cash or Permitted Investments in the ordinary course of business for their Fair Market Value;

(j)           seismic, geologic or other data and license rights in the ordinary course of business so long as such Disposition is not adverse to the Lenders and does not impair the Borrower’s or any Subsidiary’s operation of the Oil and Gas Properties;

(k)          solely to the extent constituting a Disposition, the incurrence of Liens, the making of Investments and the making of Restricted Payments, in each case as expressly permitted by this Agreement;

(l)           claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto; provided that the consideration received for such claim is at least equal to Fair Market Value; and

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(m)         Asset Swaps; provided that (i) the Fair Market Value of the undeveloped acreage exchanged by such Credit Party (together with any cash) is reasonably equivalent to the Fair Market Value of the Oil and Gas Properties (together with any cash) to be received by such Credit Party, and (ii) any cash received must be applied in accordance with Section 4.2(b).

Without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, shall execute and deliver any documents or instruments necessary in connection with a Disposition of assets permitted by this Section 9.4 to release any Lien encumbering any item of Collateral that is the subject of such Disposition.

Section 9.5           Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to (i) purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a Person that is not a Wholly owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other Person, (ii) make any loans or advances to or guarantees of the Indebtedness of any other Person, or (iii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another Person constituting an on-going business form or (y) assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:

(a)          Permitted Investments;

(b)          loans and advances to officers, directors, and employees of the Borrower or any of its Restricted Subsidiaries, in each case only as permitted by applicable law, but in any event not to exceed $250,000 in aggregate principal amount at any time outstanding, except to the extent that such proceeds are made in cash and the proceeds of such loans are paid to or retained by the Borrower substantially contemporaneously with the making of such loans in cash to fund such officer’s, director’s, and employee’s purchase of Equity Interests (other than Disqualified Stock) in the Borrower;

(c)          Investments constituting Indebtedness permitted under Section 9.1(b);

(d)          Investments existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date as set forth on Schedule 9.5(d);

(e)          Investments by the Borrower or any Restricted Subsidiary in or to any other Credit Party (including any newly formed Restricted Subsidiary that becomes a Guarantor in accordance with this Agreement);

(f)           subject to Section 9.3, Investments in Oil and Gas Properties and gas gathering systems related thereto or other Investments related to gas and mineral leases, unitization agreements, joint bidding agreements, service contracts or similar agreements that a reasonable and prudent oil and gas industry owner or operator would find acceptable, farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements which are usual and customary in the oil and gas business of the Borrower and its Subsidiaries on the Closing Date located within the geographic boundaries of the United States of America;

(g)          Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.5 or from accounts receivable arising in the ordinary course of business, which Investments are obtained by the Borrower or any other Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, or settling of disputes with, the obligor in respect of such obligations;

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(h)          extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(i)           Investments by the Borrower in any Guarantor or by any Guarantor in the Borrower;

(j)           Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(k)          Investments in Hedge Agreements permitted by Section 9.1 and Section 9.10;

(l)           Investments in the Designated Area;

(m)         other Investments; provided that aggregate amount of all Investments incurred pursuant to this Section 9.5(m) shall not exceed the Threshold Amount;

(n)          demand deposits with financial institutions, prepaid expenses and extensions of trade credit in the ordinary course of business (and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss);

(o)          trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(p)          Investments in Oil and Gas Properties consisting of any deferred or non-cash portion of the sales price received by the Borrower or any Subsidiary in connection with any sale of assets permitted hereunder; and

(q)          (i) Investments consisting of earnest money deposits in connection with an Investment otherwise permitted by this Section 9.5, and (ii) lease, utility or similar deposits in the ordinary course of business covering a lease, utility or similar service period not to exceed twelve (12) months.

Section 9.6           Limitation on Restricted Payments. The Borrower will not directly or indirectly pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests) or redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Qualified Equity Interests), or purchase or otherwise acquire or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration (except in connection with an Investment permitted under Section 9.5) any Equity Interests of the Borrower, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); except that:

(a)          Restricted Subsidiaries may declare and pay distributions and dividends ratably with respect to their Equity Interests; and

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(b)          the Borrower may (i) so long as no Default or Event of Default is occurring, make payments to directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary (or their transferees, estates or beneficiaries under their estates) upon their death, disability, retirement, severance or termination of employment or service for the acquisition by the Borrower from such Persons of capital stock (including partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest) in the Borrower or any Subsidiary; provided that the aggregate cash consideration paid for all such payments shall not exceed $250,000 in any calendar year, (ii) make cashless repurchases of securities that are deemed to occur upon the exercise or vesting of options, rights or shares of stock held by directors, officers, members of management, employees or consultants of the Borrower or any Subsidiary to the extent such securities represent a portion of the exercise price of or withholding taxes attributable to such options, rights or shares, and (iii) make payments of cash in lieu of fractional shares in connection with the conversion of any equity security, debt security or other debt that is convertible into equity (including in connection with (A) the “Term Loan Conversion” as defined in and contemplated by the Permitted Second Lien Credit Agreement and (B) the issuance and/or conversion into Equity Interests of the Borrower as contemplated by any Specified Preferred Stock).

Section 9.7           Limitations on Debt Payments and Amendments.

(a)          The Borrower will not, and will not permit any Restricted Subsidiary to prepay, repurchase or redeem or otherwise defease (i) any Indebtedness for borrowed money that is expressly subordinated in right of payment to any Indebtedness incurred hereunder, (ii) any Indebtedness for borrowed money as to which any Liens on any property securing such other Indebtedness are expressly subordinated to any Liens on any property securing any Indebtedness hereunder or (iii) the Permitted Second Lien Obligations (such other Indebtedness described in the immediately preceding clauses (i) through (iii), collectively, “Junior Debt”) (it being understood that regularly-scheduled payments in respect of such Junior Debt shall be permitted); provided, however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease any such Junior Debt (A) in exchange for or with the proceeds of any Permitted Refinancing Indebtedness, (B) by converting or exchanging any such Indebtedness to Qualified Equity Interests of the Borrower, or (C) in connection with (1) the conversion of certain Permitted Second Lien Obligations into Equity Interests of the Borrower pursuant to Article XI of the Permitted Second Lien Credit Agreement, and (2) the incurrence of the Term Loan Take Back Debt (as defined in the Permitted Second Lien Credit Agreement);

(b)          The Borrower will not amend or modify the documentation governing any Junior Debt that constitutes Material Indebtedness or the terms applicable thereto, if the effect of such amendment is (i) to cause such Material Indebtedness to mature prior to the Obligations, (ii) to cause such Material Indebtedness to require cash payments of interest prior to the Maturity Date or (iii) to cause such Material Indebtedness to provide for any scheduled amortization or mandatory prepayments prior to the Maturity Date; provided that such amendment or modification must otherwise be permitted by the Amended and Restated Intercreditor Agreement; and

(c)          The Borrower will not, and will not permit any Restricted Subsidiary to, amend, restate, supplement or otherwise modify their respective organizational documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided that nothing in this clause (c) shall prohibit any modification of the organizational documents of the Borrower in connection with the issuance or conversion of the Specified Preferred Stock, the Term Loan Conversion (as defined in and contemplated by the Permitted Second Lien Credit Agreement), and the incurrence of the Term Loan Take Back Debt (as defined in the Permitted Second Lien Credit Agreement).

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Section 9.8           Negative Pledge Agreements. The Borrower will not, and will not permit any Guarantor to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (a) this Agreement, (b) the documentation evidencing any Specified Preferred Stock, (c) the Security Documents, (d) the Permitted Second Lien Credit Agreement and the other “Loan Documents” thereunder, (e) agreements with respect to Purchase Money Debt or Capital Leases secured by Liens permitted by Section 9.2(c), or (f) documents creating Liens which are described in clause (g), (h), (j), (l), or (m) of the definition of “Permitted Liens”, but then only with respect to the property that is the subject of the applicable lease, document or license described in such clause (g), (h), (j), (l) or (m)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its property in favor of the Administrative Agent and the Secured Parties or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness and (B) customary provisions in leases and other contracts restricting the assignment thereof.

Section 9.9           Subsidiaries. The Borrower will not, and will not permit any Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary unless the Borrower complies with Section 8.11(b). The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Restricted Subsidiary except (a) to the Borrower or any other Restricted Subsidiary (with each such Restricted Subsidiary being required to be or become a Guarantor as provided in Section 8.11(a)) or (b) in compliance with Section 9.4. Neither the Borrower nor any Restricted Subsidiary will have any Foreign Subsidiaries. The Borrower will not, and will not permit any Person other than the Borrower or another Credit Party, to own any Equity Interests in any Restricted Subsidiary.

Section 9.10         Hedge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than:

(a)          Hedge Agreements with Approved Hedge Counterparties in respect of commodities entered into not for speculative purposes the net notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement, 85% of the reasonably anticipated Hydrocarbon production from the Credit Parties’ total Probable Reserves or Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 8.14(a), as applicable) for the sixty-six (66) month period from the date of creation of such hedging arrangement (the “Ongoing Hedges”).

(b)          Other Hedge Agreements (in respect of interest rates) with Approved Hedge Counterparties entered into not for speculative purposes.

(c)          It is understood that for purposes of this Section 9.10, the following Hedge Agreements shall not be deemed speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.

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(d)          For purposes of entering into or maintaining Ongoing Hedges under Section 9.10(a), forecasts of reasonably projected Hydrocarbon production volumes and reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 8.14(a), as applicable, shall be revised to account for any increase or decrease therein anticipated because of information obtained by the Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.

Section 9.11         Sanctions. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, and its or their respective directors, officers, employees and agents shall not, directly or indirectly, use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, (c) to the extent such activities, businesses or transaction would be prohibited by applicable Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (d) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 9.12         Control Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time after the Required Control Agreement Date (a) establish or maintain a Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts) without executing and delivering to Administrative Agent a Control Agreement covering the applicable Deposit Account, Securities Account or Commodity Account as provided in Section 8.19 and (b) deposit Collateral (including the proceeds thereof), Cash Receipts, or the proceeds of Loans in a Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts) that is not subject to a Control Agreement.

Section 9.13         Financial Covenants. The Borrower will not permit (a) the Asset Coverage Ratio to be less than (i) 1.10:1.00 as of June 30, 2018 and (ii) 1.25:1.00 as of December 31, 2018 and thereafter as of June 30 and December 31 of each Fiscal Year and (b) the Leverage Ratio to be greater than 5.00:1.00 for any Test Period ending on or after the first anniversary of the Closing Date. Notwithstanding anything to the contrary contained in this Section 9.13, for purposes of determining compliance with the Leverage Ratio hereunder, any equity contribution (in the form of Qualified Equity Interests) contributed to the Borrower after the last day of any Fiscal Quarter and on or prior to the day that is 10 days after the Test Period for that Fiscal Quarter will, at the request of the Borrower, be included in the calculation of EBITDAX solely for the purposes of determining compliance with the Leverage Ratio as of such Test Period and any subsequent period that includes such Test Period (any such equity contribution, a “Specified Equity Contribution”). Notwithstanding anything to the contrary herein, (x) there shall be no reduction in Indebtedness on a Pro Forma Basis with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the Leverage Ratio for the Test Period in respect of which such Specified Equity Contribution is made, (y) the amounts of any Specified Equity Contribution shall not exceed the Cure Amount, (z) Specified Equity Contributions shall be disregarded for all other purposes under the Credit Documents. “Cure Amount” shall mean an amount which, if added to EBITDAX for the Test Period in respect of which the Leverage Ratio is being measured, would cause the Leverage Ratio for such Test Period to be no greater than 5.00:1.00 and shall not be any more than the amount so required (it being understood and agreed that for the purposes of calculating such amount, no effect shall be given to any prepayment of Loans with the proceeds of such Specified Equity Contribution or to any other reduction of Funded Debt or Interest Expense on account of the receipt of the proceeds of such Specified Equity Contribution).

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ARTICLE X
EVENTS OF DEFAULT

Upon the occurrence of any of the following specified events (each an “Event of Default”):

Section 10.1         Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a)).

Section 10.2         Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect (or to the extent already qualified by materiality or Material Adverse Effect, in any respect) on the date as of which made or deemed made.

Section 10.3         Covenants. Any Credit Party shall:

(a)          default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.1(d)(i), 8.5 (solely with respect to the Borrower) or Article IX; or

(b)          default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.1 or 10.2 or Section 10.3(a)) contained in this Agreement or any Security Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice thereof by the Borrower from the Administrative Agent.

Section 10.4         Default Under Other Agreements.

(a)          The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Indebtedness described in Section 10.1) beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist (other than, (1) with respect to Indebtedness in respect of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and (2) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or

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(b)          Without limiting the provisions of clause (a) above, any such default under any such Material Indebtedness shall cause such Material Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and, (i) with respect to Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements and (ii) other than secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Indebtedness permitted under this Agreement), prior to the stated maturity thereof.

Section 10.5         Bankruptcy, Etc. The Borrower or any Restricted Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law (collectively, the “Bankruptcy Code”); an involuntary case, proceeding or action is commenced against the Borrower or any Restricted Subsidiary and the petition is not dismissed or stayed within 60 days after commencement of the case, proceeding or action, or the Borrower or the applicable Restricted Subsidiary consents to the institution of such case, proceeding or action prior to such 60-day period, or any order of relief or other order approving any such case, proceeding or action is entered; a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar Person is appointed for, or takes charge of, the Borrower or any Restricted Subsidiary or all or any substantial portion of the property or business thereof; the Borrower or any Restricted Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of 60 days; or the Borrower or any Restricted Subsidiary makes a general assignment for the benefit of creditors.

Section 10.6         ERISA.

(a)          (i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; (ii) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); (iii) an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); (iv) any Plan shall have an accumulated funding deficiency (whether or not waived); and (v) the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code (including the giving of written notice thereof); and

(b)          there would result from any event or events set forth in Section 10.6(a) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and

(c)          such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect.

Section 10.7         Guarantee. The Guarantee or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Guarantor’s obligations under the Guarantee are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

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Section 10.8         Security Documents. The Security Agreement, Mortgage or any other Security Document pursuant to which assets of the Borrower and the Credit Parties with an aggregate Fair Market Value in excess of the Threshold Amount are pledged as Collateral or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof) or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

Section 10.9         Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of an amount equal to the Threshold Amount or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days.

Section 10.10         Change of Control. A Change of Control shall have occurred.

Section 10.11         Litigation Events. Any Senior Management of any Credit Party is convicted under any law or becomes subject to any regulatory enforcement or any Litigation Event is resolved in a manner adverse to such Senior Management and such Senior Management has not been replaced with a Person satisfactory to the Administrative Agent within sixty (60) days after such conviction or enforcement action, as applicable.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 10.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and (b) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind; and/or (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

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Without limiting the generality of the foregoing, it is understood and agreed that if, prior to the Maturity Date, the Loans are accelerated or otherwise become due, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law) (a “Yield Maintenance Event”)), the Repayment Fee and Make-Whole Amount that would have applied if, at the time of such acceleration, the Borrower had (i) paid, refinanced, substituted or replaced any or all of the Loans as contemplated in Sections 2.5, 4.1 and/or 4.2 will also be due and payable as though a Yield Maintenance Event had occurred and the Repayment Fee and Make-Whole Amount shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders’ lost profits as a result thereof. Any Repayment Fee and Make-Whole Amount payable above shall be presumed to be the liquidated damages sustained by the Lenders as the result of payment or acceleration, as applicable, prior to the Maturity Date and the Borrower and Guarantors agree that the Repayment Fee and Make-Whole Amount are reasonable under the circumstances currently existing. The Repayment Fee and Make-Whole Amount shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means. THE BORROWER AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING REPAYMENT FEE AND MAKE-WHOLE AMOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower and each Guarantor expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Repayment Fee and Make-Whole Amount are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Repayment Fee and Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Borrower and Guarantors giving specific consideration in this transaction for such agreement to pay the Repayment Fee and Make-Whole Amount; and (D) the Borrower and each Guarantor shall each be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower and each Guarantor expressly acknowledges that its agreement to pay the Repayment Fee and Make-Whole Amount to the Lenders as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans. In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Borrower or any Guarantor with the intention of avoiding payment of the Repayment Fee and Make-Whole Amount that the Borrower would have had to pay if the Borrower then had elected to pay the Loans prior to the Maturity Date pursuant to Section 4.1 and/or 4.2, an equivalent premium, without duplication, will become and be immediately due and payable to the extent permitted by law upon the acceleration of the Loans.

Section 10.12         Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 10.5 shall be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 11.7 and amounts payable under Article II) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, disbursements and other charges of counsel payable under Section 11.7) arising under the Credit Documents and amounts payable under Article II, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of (a) the Obligations constituting unpaid principal of the Loans and (b) Obligations then owing under Secured Hedge Agreements, ratably among the Lenders and the Hedge Banks in proportion to the respective amounts described in this clause Fourth held by them;

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Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Requirements of Law.

ARTICLE XI
THE AGENTS

Section 11.1         Appointment.

(a)          Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article XI (other than Section 11.1(c) with respect to the Lead Arranger and Section 11.9 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b)          The Administrative Agent and each Lender hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent and each Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent or the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c)          The Lead Arranger, in its capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Article XI.

Section 11.2         Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of their duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

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Section 11.3         Exculpatory Provisions. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or, except with respect to any physical certificate or instrument representing Pledged Debt Securities or Pledged Stock (in each case, as defined in the Security Agreement) in the possession of the Agent, the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

Section 11.4         Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Article V and Article VI on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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Section 11.5         Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Majority Lenders or each individual lender, as applicable.

Section 11.6         Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

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Section 11.7         Indemnification. The Lenders severally agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their respective portions of the Commitments or Loans in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s, as applicable, gross negligence, bad faith or willful misconduct as determined by a final judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 11.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 11.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 11.8         Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. With respect to the Loans made by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

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Section 11.9         Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 10.1 or 10.5 is continuing, to appoint a successor, which shall be a bank or debt investment fund with an office in the United States, or an Affiliate of any such bank or fund with an office in the United States. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective at the end of such 30 day period. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 11.9). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article XI (including Section 11.7) and Section 12.5 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Section 11.10       Withholding Tax. To the extent required by any applicable Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Credit Party and without limiting the obligation of any applicable Credit Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 11.10.

Section 11.11       Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 12.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may (a) execute any documents or instruments necessary in connection with a Disposition of assets permitted by this Agreement, (b) release any Lien encumbering any item of Collateral that is the subject of such Disposition of assets or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 12.1) have otherwise consented or (c) release any applicable Guarantor from the Guarantee in connection with such Disposition or with respect to which Majority Lenders (or such other Lenders as may be required to give such consent under Section 12.1) have otherwise consented. The Lenders (including in their capacities as potential Hedge Banks) irrevocably agree that (x) the Collateral Agent may, without any further consent of any Lender, enter into or amend any intercreditor agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, (y) the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any such intercreditor agreement referred to in clause (x) above, entered into by the Collateral Agent, shall be binding on the Secured Parties. Furthermore, the Lenders (including in their capacities as potential Hedge Banks) hereby authorize the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (j) of the definition of “Permitted Liens” and Section 9.2(c), Section 9.2(d) (with respect to Liens securing Indebtedness permitted under Section 9.1), and Section 9.2(e), or otherwise permitted to be senior to the Liens of Administrative Agent or Collateral Agent on such property; provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

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Section 11.12       Right to Realize on Collateral and Enforce Guarantee. The Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

Section 11.13      Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 10.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel, to the extent due under Section 12.5) allowed in such judicial proceeding; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, to the extent due under Section 12.5.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XII
MISCELLANEOUS

Section 12.1         Amendments, Waivers and Releases.

(a)          Except as expressly set forth in this Agreement, neither this Agreement or any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 12.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (i) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or otherwise modifying this Agreement and such other Credit Documents or (ii) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (A) forgive or reduce any portion, or extend the date for any scheduled payment or maturity, of the principal of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.6(e)), or forgive any portion, or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or extend the final expiration date of any Lender’s Commitment (provided that (1) any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment without the consent of any other Lender, including the Majority Lenders and (2) it is being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitment of any Lender) or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (B) amend, modify or waive any provision of this Section 12.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the term “Majority Lenders” (it being understood that, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 9.3), in each case without the written consent of each Lender directly and adversely affected thereby, or (C) amend, modify or waive the provisions of Section 10.12 or any analogous provision of any Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender directly and adversely affected thereby, or (D) amend, modify or waive any pro rata borrowing or pro rata sharing of payments requirement contained in this Agreement, without the prior written consent of each Lender directly and adversely affected thereby, (E) amend, modify or waive any provision of Article XI without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Article XI then applies in a manner that directly and adversely affects such Person, or (F) release all or substantially all of the Guarantors under the Guarantee (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (G) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (H) amend Section 2.8 so as to permit Interest Period intervals greater than six months without regard to agreement of all Lenders, without the written consent of each Lender directly and adversely affected thereby, or (I) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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(b)          Without the consent of any Lender, the Credit Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.

(c)          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Majority Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit or debt facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Loans and the Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit or debt facilities in any determination of the Majority Lenders on substantially the same basis as the Lenders prior to such inclusion.

(d)          Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents may be made with the consent of the Borrower and the Administrative Agent (i) if such modifications are not adverse to the Lenders in any material respect or (ii) to the extent necessary (A) to integrate any Incremental Loans contemplated by Section 2.13, or (B) to cure any ambiguity, omission, defect or inconsistency so long as, in each case with respect to this clause (B), the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

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Section 12.2         Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a)          if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 12.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b)          if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Collateral Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.8, and 4.1 shall not be effective until received.

Section 12.3         No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

Section 12.4         Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

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Section 12.5         Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (excluding any allocated costs of in-house counsel), including the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, in its capacity as counsel to the Administrative Agent, and one counsel in each appropriate local jurisdiction, (b) to pay or reimburse each Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of one counsel to the Administrative Agent, Collateral Agent and the other Agents (unless there is an actual or perceived conflict of interest in which case each such Person may, with the Borrower’s consent (not to be unreasonably withheld or delayed), retain its own counsel), (c) to pay, indemnify, and hold harmless each Lender and Agent from, any and all recording and filing fees and (d) to pay, indemnify, and hold harmless each Lender and Agent and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including reasonable and documented fees, disbursements and other charges of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole (unless there is an actual or perceived conflict of interest in which case each such Person may, with the consent of the Borrower (not to be unreasonably withheld or delayed), retain its own counsel), with respect to (i) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and (ii) any Loan or the use of the proceeds therefrom, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Agent or any Lender or any of their respective Related Parties with respect to Indemnified Liabilities to the extent that such Indemnified Liabilities have resulted from (i) the gross negligence, bad faith or willful misconduct of the party to be indemnified or any of its Related Parties as determined by a final non-appealable judgment of a court of competent jurisdiction, (ii) any material breach of any Credit Document by the party to be indemnified or (iii) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against any Agent in its capacity as such). No Person entitled to indemnification under Section 12.5(d) shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online) in connection with this Agreement, except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of the party to be indemnified or any of its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), nor (except solely as a result of the indemnification obligations of the Borrower or any of its Subsidiaries set forth above) shall any such Person, the Borrower or any of its Subsidiaries have any liability for any special, punitive, indirect or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts payable under this Section 12.5 shall be paid within 5 Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expense in reasonable detail, accompanied, if requested by the Borrower, by reasonable supporting documentation. The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder. This Section 12.5 shall not apply with respect to any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever resulting from a non-Tax claim, which shall be governed exclusively by Section 4.4 and, to the extent set forth therein, Section 2.9.

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Section 12.6         Successors and Assigns; Participations and Assignments.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted by Section 9.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.6(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders and each other Person entitled to indemnification under Section 12.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (1) Subject to the conditions set forth in clause (b)(ii) below, any Lender may at any time assign to one or more assignees (other than the Borrower, its Subsidiaries, any natural person, any Ineligible Institution or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)         the Borrower; provided that no consent of the Borrower shall be required for an assignment if an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)         the Administrative Agent (not to be unreasonably withheld or delayed).

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default under Section 10.1 or Section 10.5 has occurred and is continuing; provided, further, that contemporaneous assignments to a single assignee made by Affiliates of Lenders and related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(B)         each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)         the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and

(D)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Sections 4.4(e), (f), (h) and (i), as applicable, and all other documents and information requested by the Administrative Agent under its “know your customer” policies and procedures, including the Patriot Act.

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(iii)        Subject to acceptance and recording thereof pursuant to Section 12.6(b)(iv), from and after the effective date specified in each Assignment and Acceptance (which, for the avoidance of doubt, shall be the date of recordation in the Register), the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 4.4 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.6(c).

(iv)        The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior written notice.

(v)         Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and all documents and information requested by the Administrative Agent under its “know your customer” policies and procedures, including the Patriot Act (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.6(b) (unless waived) and any written consent to such assignment required by Section 12.6(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.

(c)          (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than any Defaulting Lender, any Ineligible Institution (to the extent that the identity of such Ineligible Institution has been made available to all Lenders), the Borrower or any Subsidiary of the Borrower (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 12.1(a) that affects such Participant, provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the term “Majority Lenders”. Subject to Section 12.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10 and 4.4 (subject to the limitations and requirements of those Sections and Sections 2.11 and 12.6) as though it were a Lender and had acquired its interest by assignment pursuant to Section 12.6(b)). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 12.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 12.8(a) as though it were a Lender.

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(i)          A Participant shall not be entitled to receive any greater payment under Sections 2.10, 2.11 or 4.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided that the Participant shall be subject to the provisions in Section 2.11 as if it were an assignee under Sections 12.6(a) and (b). Each Lender that sells a participation (or provides to an SPV the right to provide all or part of a Loan pursuant to Section 12.6(g)) hereof shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant (or SPV) and the principal amounts (and related interest amounts) of each Participant’s (or SPV’s) interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant (or SPV) or any information relating to a Participant’s (and each SPV’s) interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(d)          Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 12.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit F evidencing the Loans owing to such Lender.

(e)          Subject to Section 12.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

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(f)           The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g)          Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 12.6(g) may not be amended without the written consent of the SPV.

(h)          Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans to the Borrower on a non-pro rata basis, subject to the following limitations:

(i)          no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(ii)         with respect to all repurchases made by the Borrower pursuant to this Section 12.6(h), the Borrower shall not be required to make any representation that it is not in possession of any material non-public information with respect to the Borrower or its Subsidiaries or their respective securities that has not been disclosed to the Administrative Agent and the Lenders (other than any Lender that has decline dot receive such material non-public information) that may be material to a Lender’s decision to participate in such repurchase as long as the Borrower shall, prior to such repurchase, identify itself as such; and

(iii)        following repurchase by the Borrower pursuant to this Section 12.6(h), the Loans so repurchased shall, without further action by any Person, be deemed immediately canceled and no longer outstanding (and may not be resold by the Borrower) for all purposes of this Agreement and all other Credit Documents. In connection with any Loans repurchased and canceled pursuant to this Section 12.6(h), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

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Section 12.7         Replacements of Lenders under Certain Circumstances.

(a)          The Borrower shall be permitted to replace any Lender that (i) requests reimbursement for amounts owing pursuant to Section 2.9 or 4.4 (other than Section 4.4(b)), (ii) is affected in the manner described in Section 2.9(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, with a replacement bank, lending institution or other financial institution; provided that (A) such replacement does not conflict with any Requirement of Law, (B) no Event of Default under Section 10.1 or 10.5 shall have occurred and be continuing at the time of such replacement, (C) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.9 or 4.4, as the case may be) owing to such replaced Lender prior to the date of replacement, (D) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b)          If any Lender (such Lender, a “Non-Consenting Lender”) (x) has failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 12.1 requires the consent of all of the Lenders or all of the Lenders affected thereby and with respect to which the Majority Lenders shall have granted their consent, then, provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent; provided that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and any Repayment Fee and Duration Fee then applicable thereto. In connection with any such assignment, the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 12.6.

(c)          Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 12.6 may be effected pursuant to an Assignment and Acceptance executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

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Section 12.8         Adjustments; Set-off.

(a)          If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that, (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Credit Party pursuant to and in accordance with the terms of this Agreement and the other Credit Documents or (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any assignee or participant. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)          After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by Requirements of Law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Borrower hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 12.9         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 12.10       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 12.11       Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 12.12       GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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Section 12.13       Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof;

(b)          consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 12.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 12.2;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages; and

(f)           agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 12.14        Acknowledgments. The Borrower hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)          (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; none of the Administrative Agent, any other Agent, the Lead Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, the Lead Arranger, or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, the Lead Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iii) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (iv) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

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(c)          no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

Section 12.15       WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 12.16       Confidentiality. The Administrative Agent, each other Agent and each other Lender shall hold all information not marked as “public information” and furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure (i) as required or requested by any Governmental Authority, self-regulatory agency or representative thereof or pursuant to legal process or applicable Requirements of Law, (ii) to such Lender’s or the Administrative Agent’s or such other Agent’s attorneys, professional advisors, independent auditors, trustees, agents or Affiliates (and any Affiliate’s attorneys, professional advisors, independent auditors, trustees or agents), in each case who need to know such information in connection with the administration of the Credit Documents and are informed of the confidential nature of such information, (iii) to an investor or prospective investor in a securitization that agrees its access to information regarding the Credit Parties, the Loans and the Credit Documents is solely for purposes of evaluating an investment in a securitization and who agrees to treat such information as confidential, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for a securitization and who agrees to treat such information as confidential, (v) to a nationally recognized ratings agency that requires access to information regarding the Credit Parties, the Loans and Credit Documents in connection with ratings issued with respect to a securitization, (vi) of information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry, and (vii) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement; provided that unless specifically prohibited by applicable Requirements of Law, each Lender, the Administrative Agent and each other Agent shall endeavor to notify the Borrower (without any liability for a failure to so notify the Borrower) of any request made to such Lender, the Administrative Agent, or such other Agent, as applicable, by any governmental, regulatory or self-regulatory agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; provided further that in no event shall any Lender, the Administrative Agent or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary. In addition, (x) each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in this Section 12.16 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder and (y) the Lead Arranger may provide may provide Confidential Information to the limited partners of its Affiliated funds, in each case, as long as such Person is advised of and agrees to be bound by the provisions of this Section 12.16 or confidentiality provisions at least as restrictive as those set forth in this Section 12.16. Any Person required to maintain the confidentiality of Information as provided in this Section 12.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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Section 12.17       Release of Collateral and Guarantee Obligations.

(a)          The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 12.1), (v) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the second succeeding sentence) and (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. In connection with any release hereunder, the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document in respect of such Subsidiary, property or asset.

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(b)          Notwithstanding anything to the contrary contained herein or any other Credit Document, upon Payment in Full, upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any (A) Hedging Obligations in respect of any Secured Hedge Agreements, and (B) any contingent or indemnification obligations not then due. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

Section 12.18       USA PATRIOT Act. The Agents and each Lender hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act.

Section 12.19       Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

Section 12.20       Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 12.21       Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (i) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (ii) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

Section 12.22       Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Secured Hedge Bank under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement.

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Section 12.23       Agency of the Borrower for the Other Credit Parties. Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

Section 12.24       Flood Insurance Provisions. Notwithstanding anything to the contrary in the Credit Documents, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “O&G Mortgaged Property,” or “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by any Credit Document.

Section 12.25       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in a Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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Section 12.26       Effect of Amendment and Restatement. On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety as set forth herein. This Agreement has been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Existing Credit Agreement and the notes and other documents related thereto. This Agreement does not constitute a novation of the obligations and liabilities under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities. All Liens, deeds of trust, mortgages, assignments and security interests securing the Existing Credit Agreement and the obligations relating thereto are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Obligations. None of the Liens and security interests created pursuant to the Existing Credit Agreement are released. Additionally, the substantive rights and obligations of the parties hereto shall be governed by this Agreement, rather than the Existing Credit Agreement. Without limitation of any of the foregoing, (a) this Agreement shall not in any way release or impair the rights, duties, Obligations (as defined in the Existing Credit Agreement) or Liens (as defined in the Existing Credit Agreement) created pursuant to the Existing Credit Agreement or any of the other Existing Loan Documents or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Borrower and each of the Guarantors; (b) all indemnification obligations of the Borrower and each of the Guarantors under the Existing Credit Agreement and the other Existing Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of the Lenders (as defined in the Existing Credit Agreement) and any other Person indemnified under the Existing Credit Agreement or any of the other Existing Loan Documents at any time prior to the Closing Date; (c) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Indebtedness or any of the other rights, duties and obligations of the parties hereunder; (d) any and all references to the Existing Credit Agreement in any of the Existing Loan Documents shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time, and any and all references to the “Security Documents” or “Loan Documents” (each as defined in the Existing Credit Agreement) in any such Security Documents or such other Loan Documents shall be deemed a reference to the Security Documents or Loan Documents under the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended, restated, supplemented or otherwise modified from time to time; and (e) the Liens granted pursuant to the Existing Loan Documents and Security Documents (as defined in the Existing Credit Agreement) to which each of the Borrower or any Subsidiary is a party shall continue without any diminution thereof and shall remain in full force and effect on and after the Closing Date.

ARTICLE XIII
GUARANTEE

Section 13.1         Guarantee of Payment. Each Guarantor unconditionally and irrevocably guarantees to the Collateral Agent for the benefit of the Secured Parties, the punctual payment of all Obligations now or which may in the future be owing by any Credit Party (the “Guaranteed Liabilities”). This Guarantee is a guaranty of payment and not of collection only. The Collateral Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. The Guaranteed Liabilities include interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Documents. Each Guarantor agrees that, as between the Guarantor and the Collateral Agent, the Guaranteed Liabilities may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower or any other Guarantor and that in the event of a declaration or attempted declaration, the Guaranteed Liabilities shall immediately become due and payable by each Guarantor for the purposes of this Guarantee.

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Section 13.2         Guarantee Absolute. Each Guarantor guarantees that the Guaranteed Liabilities shall be paid strictly in accordance with the terms of this Agreement. The liability of each Guarantor hereunder is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Credit Documents or the Guaranteed Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Credit Document or Guaranteed Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document, or any exchange, release or non-perfection of any collateral, for all or any of the Credit Documents or Guaranteed Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Credit Document or Guaranteed Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Credit Document or Guaranteed Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or a Guarantor (other than the defense of payment or performance).

Section 13.3         Reinstatement. This Guarantee is a continuing guaranty of the payment of all Guaranteed Liabilities now or hereafter existing under this Agreement, and shall remain in full force and effect until Payment in Full.

Section 13.4         Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until Payment in Full. If any amount is paid to the Guarantor on account of subrogation rights under this Guarantee at any time prior to Payment in Full, the amount shall be held in trust for the benefit of the Secured Parties and shall be promptly paid to the Collateral Agent to be credited and applied to the Guaranteed Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms of this Agreement. Following Payment in Full, if any Guarantor makes payment to any Secured Party of all or any part of the Guaranteed Liabilities, the Collateral Agent and the Secured Parties shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Liabilities resulting from the payment.

Section 13.5         Subordination. Without limiting the rights of the Collateral Agent and the Secured Parties under any other agreement, any liabilities owed by the Borrower to any Guarantor in connection with any extension of credit or financial accommodation by any Guarantor to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Liabilities, and such liabilities of the Borrower to such Guarantor, if the Collateral Agent so requests after the occurrence and during the continuation of a Default or Event of Default, shall be collected, enforced and received by any Guarantor as trustee for the Collateral Agent and shall be paid over to the Collateral Agent on account of the Guaranteed Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guarantee.

Section 13.6         Payments Generally. All payments by the Guarantors shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the Credit Documents; provided, however, that if the Payment Currency is other than Dollars any Guarantor may, at its option (or, if for any reason whatsoever any Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the Collateral Agent at its principal office the equivalent amount in Dollars computed at the selling rate of the Collateral Agent or a selling rate chosen by the Collateral Agent, most recently in effect on or prior to the date the Guaranteed Liability becomes due, for cable transfers of the Payment Currency to the place where the Guaranteed Liability is payable. In any case in which any Guarantor makes or is obligated to make payment in Dollars, the Guarantor shall hold the Collateral Agent and the Secured Parties harmless from any loss incurred by the Collateral Agent and any Secured Party arising from any change in the value of Dollars in relation to the Payment Currency between the date the Guaranteed Liability becomes due and the date the Collateral Agent or such Secured Party is actually able, following the conversion of the Dollars paid by such Guarantor into the Payment Currency and remittance of such Payment Currency to the place where such Guaranteed Liability is payable, to apply such Payment Currency to such Guaranteed Liability.

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Section 13.7         Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Collateral Agent or any Secured Party may otherwise have, the Collateral Agent or such Secured Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of any Guarantor at any office of the Collateral Agent or such Secured Party, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guarantee which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the failure of the Collateral Agent or such Secured Party to give such notice shall not affect the validity thereof.

Section 13.8         Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guarantee or incurrence of any Guaranteed Liability and any other formality with respect to any of the Guaranteed Liabilities or this Guarantee.

Section 13.9         Limitations on Guarantee. The provisions of the Guarantee under this Article XIII are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guarantee would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guarantee, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, the Collateral Agent or any Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 13.9, with respect to the Maximum Liability of the Guarantors, is intended solely to preserve the rights of the Collateral Agent and the Secured Parties hereunder to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section 13.9 with respect to the Maximum Liability, except to the extent necessary so that none of the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law.

Section 13.10        Survival. The agreements and other provisions in this Article XIII shall survive, and remain in full force and effect regardless of, the resignation or removal of the Collateral Agent or the Collateral Agent or the replacement of any Lender.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

LILIS ENERGY, INC., as Borrower

By:	/s/ Joseph C. Daches
	Name:	Joseph C. Daches
	Title:	Chief Financial Officer

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

BRUSHY RESOURCES, INC., as a Guarantor

By:	/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Financial Officer and Treasurer

HURRICANE RESOURCES LLC, as a Guarantor

By:	/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Financial Officer and Treasurer

IMPETRO OPERATING LLC, as a Guarantor

By:	/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Financial Officer and Treasurer

IMPETRO RESOURCES, LLC, as a Guarantor

By:	/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Financial Officer and Treasurer

LILIS OPERATING COMPANY, LLC, as a
Guarantor

By:	/s/ Joseph C. Daches
Name: Joseph C. Daches
Title: Chief Financial Officer and Treasurer

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

RIVERSTONE CREDIT MANAGEMENT LLC, as Administrative Agent and Collateral Agent

By:	Riverstone Equity Partners LP, its sole member
By:	Riverstone Holdings LLC, its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Chief Financial Officer; Authorized Person

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

RIVERSTONE CREDIT PARTNERS – DIRECT, L.P., as Lender

By:	RCP F2 GP, L.P., its general partner
By:	RCP F1 GP, L.L.C., its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Manager

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

RIVERSTONE CREDIT PARTNERS II – DIRECT, L.P., as Lender

By:	RCP F2 GP, L.P., its general partner
By:	RCP F1 GP, L.L.C., its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Manager

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

RIVERSTONE STRATEGIC CREDIT PARTNERS A-1 AIV, L.P., as Lender

By:	RCP Strategic Credit Partners (A-2) GP, L.P., its general partner
By:	RCP Strategic Credit Partners (A) GP, L.L.C., its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Manager

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

RIVERSTONE STRATEGIC CREDIT PARTNERS A-2 AIV, L.P., as Lender

By:	RCP Strategic Credit Partners (A-2) GP, L.P., its general partner
By:	RCP Strategic Credit Partners (A) GP, L.L.C., its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Manager

Signature Page

Amended and Restated Senior Secured Term Loan Credit Agreement

ANNEX I

LIST OF COMMITMENTS

NAME OF LENDER	INITIAL LOAN COMMITMENTS
Riverstone Credit Partners – Direct, L.P.	$5,000,000.00
Riverstone Credit Partners II – Direct, L.P.	$43,000,000.00
Riverstone Strategic Credit Partners A-1 AIV, L.P.	$1,000,000.00
Riverstone Strategic Credit Partners A-2 AIV, L.P.	$1,000,000.00
TOTAL	$50,000,000.00

Annex I - 1

Exhibit A to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit A

FORM OF RESERVE REPORT CERTIFICATE

This Reserve Report Certificate (this “Certificate”), dated as of [__________] is (a) given pursuant to Section 8.14(b) of that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent, and (b) delivered in connection with that certain Reserve Report covering the Oil and Gas Properties of the Borrower and the other Credit Parties as of [__________, 20__] (the “Reserve Report”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The officer executing this Certificate is the [__________] of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By so executing this Certificate, the undersigned hereby certifies to the Administrative Agent on behalf of the Borrower, solely in his capacity as the [__________] of the Borrower and not individually, that in all material respects:

1.	Such Reserve Report is based on information reasonably available to the Borrower.

2.	The Borrower or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report (except any such Oil and Gas Properties that have been Disposed of since the date of such Reserve Report as permitted by the Credit Agreement) and such properties are free and clear of all Liens except for Liens permitted by Section 9.2 of the Credit Agreement.

3.	[Except as set forth on Exhibit I hereto,] [o]n a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from Oil and Gas Property at some future time without then or thereafter receiving full payment therefor.

4.	[Except as set forth on Exhibit II hereto,] none of the Borrower’s or it’s the other Credit Parties’ Oil and Gas Properties have been Disposed of since the last delivery of the corresponding Reserve Report.

5.	Attached hereto as Schedule 1 is a list of all material marketing agreements not previously disclosed to the Administrative Agent.

6.	The Borrower is in compliance with Section 8.11(d) of the Credit Agreement.

A-1

7.	[Except as set forth on an Exhibit III hereto,] all such properties are owned by the Borrower or one or more other Credit Parties.

A-2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year set forth above.

LILIS ENERGY, INC.

By:
Name:
Title:

A-3

Exhibit III

to Reserve Report Certificate

A-4

Schedule 1

to Reserve Report Certificate

A-5

Exhibit B to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit B

FORM OF NOTICE OF BORROWING

Date: ___________, _____1

To:	Riverstone Credit Management LLC, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Senior Secured Term Loan Credit and Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party hereto the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby requests a Borrowing of Loans:

1.	In the aggregate principal amount of $_____________________.

2.	On ___________________.[2]

3.	With respect to LIBOR Loans, has an Interest Period of _____ months.[3]

4.	Wire Instructions for the Borrower’s account to which funds are to be disbursed is as follows:

[_________________]
[_________________]
[_________________]
[_________________]

1 Date of Notice of Borrowing: To be submitted in writing (or telephonic notice promptly confirmed in writing) prior to 2:00 p.m. (New York City time) at least ten Business Days’ prior to the date of each Borrowing of Loans (or with respect to any Borrowing of Closing Date Initial Loans, three Business Days’ prior written notice) (or, in any case, such earlier date as the Administrative Agent may agree in its sole discretion).

2 Such date shall be a Business Day.

3 If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

B-1

The Borrower hereby represents and warrants that:

(i)        Each of the representations and warranties of the Credit Parties set forth in the Credit Documents are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the Loan requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(ii)       No Default or Event of Default has occurred and is continuing under the Credit Agreement.

[Remainder of page intentionally left blank; signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Borrowing by its authorized representative as of the day and year first above written.

LILIS ENERGY, INC.

By:
Name:
Title:

B-3

Exhibit C to Amended and Restated the Senior Secured Term Loan Credit Agreement

Exhibit C

FORM OF counterpart agreement

This COUNTERPART AGREEMENT, dated [___], 20[___] (this “Counterpart Agreement”) is delivered pursuant to that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018 (as it may be amended, supplemented, restated, amended and restated or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Lilis Energy, Inc., as Borrower, certain Subsidiaries of Borrower, as Guarantors, the Lenders party thereto, and Riverstone Credit Management LLC, as Administrative Agent and Collateral Agent (together with its successors and assigns, in such capacity, the “Agent”).

Section 1. Pursuant to Section 8.11 of the Credit Agreement, the undersigned hereby:

(a)           agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)           represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Loan Document and applicable to the undersigned is true and correct in all material respects both before and after giving effect to this Counterpart Agreement (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respect as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects as of such earlier date), if applicable to the undersigned;

(c)           certifies that no Default has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof;

(d)           agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article XIII of the Credit Agreement;

(e)           (i) agrees that this counterpart may also be attached to that certain Amended and Restated First Lien Pledge and Security Agreement dated as of January 31, 2018, among certain Subsidiaries of the Borrower party thereto and the Agent (the “Security Agreement”), (ii) agrees that the undersigned will comply with all the terms and conditions of the Security Agreement as if it were an original signatory thereto, (iii) grants to the Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of the undersigned’s right, title and interest in, to and under all “Collateral” (as such term is defined in the Security Agreement) of the undersigned, in each case whether now owned or existing or hereafter acquired or arising and wherever located and (iv) delivers to the Agent supplements to all schedules attached to the Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Security Agreement; and

(f)           (i) agrees that this counterpart may also be attached to that certain Amended and Restated Intercreditor Agreement dated as of January 31, 2018, among the Agent, Wilmington Trust, National Association, the Borrower and certain of Subsidiaries of the Borrower party thereto (the “Intercreditor Agreement”), and (ii) agrees that the undersigned will comply with all the terms and conditions of the Intercreditor Agreement as if it were an original signatory thereto.

Section 2. The undersigned agrees from time to time, upon request of the Agent, to take such additional actions and to execute and deliver such additional documents and instruments as the Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 12.2 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. Any provision of this Counterpart Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

[Address for Notices:]

ACKNOWLEDGED AND ACCEPTED,

as of the date above first written:

RIVERSTONE CREDIT MANAGEMENT LLC,

as Agent

By:
Name:
Title:

Exhibit D to Amended and Restated the Senior Secured Term Loan Credit Agreement

Exhibit D

FORM OF Amended and restated security agreement

[Attached]

Execution Version

AMENDED AND RESTATED FIRST LIEN PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED FIRST LIEN PLEDGE AND SECURITY AGREEMENT is entered into as of January 31, 2018, by and among EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as defined below) (individually, a “Grantor” and, collectively, the “Grantors”) and Riverstone Credit Management LLC, a collateral agent (together with its successors and assigns, in such capacity, “Agent”) for the Secured Parties (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, Lilis Energy, Inc., a Nevada corporation, as Borrower (the “Borrower”), certain of the Borrower’s Subsidiaries, as Guarantors, the lenders from time to time party thereto (the “Lenders”) and Agent are parties to that certain Amended and Restated Credit and Guaranty Agreement dated as of January 30, 2018 (as the same may hereafter be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower in a manner and upon the terms and conditions set forth therein; and

WHEREAS, in order to secure the obligations under the Credit Agreement, each Grantor has agreed, among other things, to grant liens on and security interests in the Collateral (as defined below) to Agent for the benefit of the Secured Parties and, in furtherance of the foregoing, has agreed to execute and deliver this Agreement to Agent.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and Agent, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.          Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2.          Terms Defined in New York Uniform Commercial Code. Terms defined in the New York UCC which are not otherwise defined in this Agreement are used herein as defined in the New York UCC.

Section 1.3.          Definitions of Certain Terms Used Herein. As used in this Agreement, the following terms shall have the following meanings:

“Account Debtor” shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

“Accounts” shall mean all “accounts” as defined in Article 9 of the New York UCC.

“Additional Grantors” shall have the meaning set forth in Section 4.6.

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Agreement” means this Amended and Restated First Lien Pledge and Security Agreement, dated as of January 31, 2018, made by each of the Grantors in favor of Agent for the benefit of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Borrower” shall have the meaning set forth in the preliminary statements to this Agreement.

“Certificated Equipment” means any equipment the ownership of which is evidenced by, or under applicable law, is required to be evidenced by, a certificate of title.

“Chattel Paper” shall mean all “chattel paper” as defined in Article 9 of the New York UCC, including “electronic chattel paper” or “tangible chattel paper”, as each term is defined in Article 9 of the New York UCC.

“Collateral” shall have the meaning assigned in Section 2.1 and shall not include the Excluded Collateral, other than to the extent such Excluded Collateral becomes Collateral as provided in Section 2.2.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the New York UCC, including all commercial tort claims listed on Schedule II (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” shall mean all “commodity accounts” as defined in Article 9 of the New York UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean all United States and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Credit Agreement” shall have the meaning set forth in the preliminary statements to this Agreement.

“Deposit Accounts” shall mean all “deposit accounts” as defined in Article 9 of the New York UCC.

“Documents” shall mean all “documents” as defined in Article 9 of the New York UCC.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the New York UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the New York UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Event of Default” means an event described in Section 5.1.

“Excluded Account” shall have the meaning assigned to such term in the Credit Agreement.

“Excluded Collateral” shall have the meaning set forth in Section 2.2 but shall not include any such rights, properties or assets that become Collateral as provided in Section 2.2.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC.

“Goods” (i) shall mean all “goods” as defined in Article 9 of the New York UCC and (ii) shall include, without limitation, all Inventory and Equipment (in each case, regardless of whether characterized as goods under the New York UCC).

“Governmental Approvals” means (i) any authorization, consent, approval, license, waiver or exemption, by or with (ii) any required notice to; (iii) any declaration of or with; or (iv) any required registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

“Grantor” and “Grantors” shall have the meaning set forth in the preamble to this Agreement.

“Instruments” shall mean all “instruments” as defined in Article 9 of the New York UCC.

“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether Agent is the loss payee thereof).

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Inventory” shall mean: (i) all “inventory” as defined in Article 9 of the New York UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor’s business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the New York UCC).

“Investment Accounts” shall mean the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.

“Investment Related Property” shall mean: (i) all Investment Property and (ii) all of the following (regardless of whether classified as Investment Property under the New York UCC): all Pledged Securities, the Investment Accounts, and certificates of deposit.

“Issuer” means any issuer of a Pledged Note.

“Lenders” shall have the meaning set forth in the preliminary statements to this Agreement.

“Letters of Credit” shall mean all “letters of credit” as defined in Article 9 of the New York UCC.

“Letter of Credit Right” shall mean “letter-of-credit right” as defined in Article 9 of the New York UCC.

“Money” shall mean “money” as defined in the New York UCC.

“New York UCC” means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended, modified or supplemented.

“Ownership Interests” means all interests in any limited liability company, general partnership, limited partnership, limited liability partnership or other partnership.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all United States and foreign patents and applications for letters patent throughout the world, all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing.

“Payment Intangibles” shall have the meaning set forth in Article 9 of the New York UCC.

“Pledged Notes” means all promissory notes listed on Schedule I (as such schedule may be amended or supplemented from time to time) and all other promissory notes or other instruments issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Securities” means all Securities and Ownership Interests of any Grantor, including as described on Schedule I attached hereto (as such schedule may be amended or supplemented from time to time), and all Securities and Ownership Interests described in any Pledge Amendment hereafter executed and delivered by any Grantor pursuant to Section 4.5 of this Agreement.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the New York UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or Secured Parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the New York UCC.

“Release Date” means the date upon which (a) the Loans and the other obligations under the Loan Documents (other than contingent indemnification obligations) have been paid in full and (b) the Commitments have been terminated.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Party” means each of the Agent and each Lender, and “Secured Parties” means all of them.

“Securities Accounts” shall mean all “securities accounts” as defined in Article 8 of the New York UCC.

“Security Entitlements” shall mean all “security entitlements” as defined in Article 9 of the New York UCC.

“Security” has the meaning set forth in Article 8 of the New York UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, limited partnership, general partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the New York UCC.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” shall mean the United States of America.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II.

GRANT OF SECURITY INTEREST

Section 2.1.          Grant of Security. Subject to Section 2.2, each Grantor hereby grants to Agent for the benefit of the Secured Parties a security interest and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”):

(a)	all Accounts;

(b)	all cash and Cash Equivalents;

(c)	all Chattel Paper;

(d)	all Commercial Tort Claims;

(e)	all Commodity Accounts;

(f)	all Deposit Accounts;

(g)	all Documents;

(h)	all Equipment;

(i)	all Fixtures;

(j)	all General Intangibles;

(k)	all Goods;

(l)	all Governmental Approvals;

(m)	all Instruments;

(n)	all Insurance;

(o)	all Intellectual Property;

(p)	all Inventory;

(q)	all Investment Related Property;

(r)	all Letters of Credit and Letter of Credit Rights;

(s)	all Money;

(t)	all Permitted Investments;

(u)	all Receivables and Receivable Records;

(v)	all Securities Accounts and Securities Entitlements;

(w)	all books and records pertaining to the Collateral;

(x)          to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(y)          to the extent not otherwise included above, all Proceeds, products, accessions, profits, rents, replacements, substations of or in respect of any of the foregoing.

Section 2.2.          Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1 hereof attach to any (a) any U.S. intent-to-use trademark application for which a statement of use has not been filed with and duly accepted by the United States Patent and Trademark Office (but only until such statement is accepted by the United States Patent and Trademark Office), (b) motor vehicles and other assets subject to certificates of title (other than to the extent a security interest thereon can be perfected by the filing of a financing statement under the UCC), (c) property subject to a lien permitted by Section 9.2 of the Credit Agreement securing purchase money obligations or capital leases solely to the extent that a grant or perfection of a lien in favor of the Agent on any such property is prohibited by, or results in a breach or termination of, or constitutes a default under, the documentation governing such lien or the obligations secured by such lien and such restriction is enforceable under applicable law, (d) clauses (a) and (b) of the definition of “Excluded Accounts” in the Credit Agreement and (e) without duplication of clauses (a) through (d) above, lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity) (collectively, the “Excluded Collateral”); provided however that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above (and all of Grantors’ rights, title and interest in such lease, license, contract, property rights or agreements, or portion thereof, shall automatically be included in and considered as “Collateral”).

Section 2.3.          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations.

Section 2.4.          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to be or shall be a delegation of duties to Agent or any Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iii) the exercise by Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to Agent and the Secured Parties that:

Section 3.1.          Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens (other than Liens permitted under Section 9.2 of the Credit Agreement) and has full power and authority to grant to Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Agreement has been duly authorized, executed and delivered by proper corporate, partnership or limited liability proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all now owned and hereafter acquired Collateral, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.2.          Type and Jurisdiction of Organization. Such Grantor is a corporation, limited partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction wherein failure to have such authorization may result in a Material Adverse Effect. Such Grantor is not now nor has it during the five years prior to the date hereof been incorporated or organized as any other type of entity or under the laws of any other jurisdiction.

Section 3.3.          Principal Location. On the date hereof, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”. Excluding locations where a Grantor is a lessee with respect to any oil and gas lease, such Grantor has no other places of business except those set forth in Exhibit “A” as of the date hereof.

Section 3.4.          No Other Names. As of the date hereof, during the preceding five-year period, such Grantor has not conducted business under any name except those set forth in Exhibit “B”. On the date hereof, each Grantor’s name, as set forth on Exhibit “B”, is the exact name as it appears in such Grantor’s Organizational Documents, as amended, as filed with such Grantor’s jurisdiction of organization.

Section 3.5.          No Financing Statements. No financing statement describing all or any portion of the Collateral (other than financing statements filed in order to perfect any Lien permitted pursuant to clauses (b), (c) and (g) of Section 9.2 of the Credit Agreement) which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except for the financing statements naming Agent on behalf of the Secured Parties as the secured party.

Section 3.6.          Federal Taxpayer Identification Number. Such Grantor’s Federal taxpayer identification number as of the date hereof is set forth on Exhibit “C”.

Section 3.7.          Grantor’s Location. The jurisdiction in which such Grantor is located for purposes of Sections 9-301 and 9-307 of the New York UCC as of the date hereof is set forth on Exhibit “D”.

Section 3.8.          Pledged Securities, Pledged Notes and Other Investment Property. Schedule I sets forth a complete and accurate list of the Pledged Securities, Pledged Notes and other Investment Property delivered to Agent, for the benefit of the Secured Parties. Such Grantor is the direct and beneficial owner of each Pledged Security, Pledged Note and other type of Investment Property listed on Schedule I, free and clear of any Liens, except for the security interest granted to Agent for the benefit of the Secured Parties hereunder and, at any time the Second Lien Obligations are outstanding and subject to the Intercreditor Agreement, the security interest granted to the agent under the Second Lien Facility for the benefit of the lenders and the other secured parties under the Second Lien Facility. Each Grantor further represents and warrants that (a) all such Pledged Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a limited partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Pledged Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable, (b) with respect to any certificates delivered to Agent representing an ownership interest in a limited partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed Agent in accordance with Section 4.2.2 so that Agent may take steps to perfect its security interest therein as a General Intangible, and (c) all Pledged Notes have been duly authorized, authenticated or issued, and, subject to the Intercreditor Agreement, delivered and are the legal, valid and binding obligation of the Issuer thereof and enforceable against such Issuer in accordance with its terms.

Section 3.9.          Due Authorization of Pledged Securities. All of the Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable. The Collateral includes, without limitation, all of the issued and outstanding Equity Interests of each of the Subsidiaries owned by each Grantor and there are no outstanding warrants, options or other rights to purchase, or other agreements (other than the Loan Documents and the Second Lien Documents) outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Securities except as otherwise disclosed in the Borrower’s Form 10-K filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 2016.

Section 3.10.         Filing of Financing Statements. Upon the filing of all UCC financing statements naming each Grantor as “debtor” and Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Exhibit “D” hereof (as such exhibit may be amended or supplemented from time to time) and other filings delivered by each Grantor, (a) the security interests granted to Agent hereunder shall constitute valid Liens on the Collateral, granted in favor of the Agent, enforceable against the applicable Grantor and all third parties and having priority over all other Liens (other than Permitted Liens to the extent any such Permitted Liens would have priority over the Liens in favor of the Agent pursuant to any applicable law) and (b) except for Liens which may only be perfected by possession or by other means under applicable state law, such Liens granted in favor of the Agent are or shall be perfected..

Section 3.11.         Actions; Consents. All actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained.

Section 3.12.         Authorization; Approvals. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Agent hereunder or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by Section 3.10 above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Ownership Interests;

Section 3.13.         Receivables. No amount in excess of $250,000 payable to such Grantor under or in connection with any Receivable is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the Control of, Agent.

Section 3.14.         Account Debtors. None of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign.

Section 3.15.         Possession of Inventory; Control. Each Grantor has exclusive possession and control, subject to any Lien expressly permitted by Section 9.2(c) of the Credit Agreement and any Lien permitted pursuant to the definition of “Permitted Liens” in the Credit Agreement, of its Equipment and Inventory, except as otherwise required, necessary or customary in the ordinary course of its business. No Grantor has consented to, and is otherwise unaware of, any Person (other than, if applicable, Agent) having Control over any Collateral.

Section 3.16.         Commercial Tort Claims. Schedule II (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor in excess of $500,000 with respect to any one claim or in excess of $1,000,000 for all such claims.

ARTICLE IV.

COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated:

Section 4.1.          General.

4.1.1           Inspection. Each Grantor will permit Agent or any Lender, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers and employees, all at such reasonable times and intervals as Agent or such Lender may determine, and all at the Grantors’ expense; provided, that so long as no Event of Default has occurred and is continuing, the Grantors shall only be required to reimburse the costs and expenses associated with such examination and inspection on one occasion in any fiscal quarter of the Grantors.

4.1.2           Taxes. Each Grantor will pay when due all Taxes, assessments and governmental charges and levies upon the Collateral, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Grantor has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

4.1.3           Records and Reports; Notification of Default. Each Grantor will maintain complete and accurate books and records with respect to the Collateral, and furnish Agent, with sufficient copies for each of the Secured Parties, such reports relating to the Collateral as Agent shall from time to time reasonably request.

4.1.4           Financing Statements and Other Actions; Defense of Title. Subject to the Intercreditor Agreement, if applicable, each Grantor hereby authorizes Agent or its designee to file all financing statements and other documents and take such other actions as may from time to time be requested by Agent or is designee in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral. Each Grantor hereby authorizes Agent or its designee to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Agreement. Each Grantor will take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5           Disposition of Collateral. Except as otherwise permitted under the Credit Agreement, none of the Grantors will sell, lease or otherwise dispose of the Collateral.

4.1.6           Liens. None of the Grantors will create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Agreement and the Liens expressly permitted by Section 9.2 of the Credit Agreement.

4.1.7           Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Except as otherwise permitted under the Credit Agreement, each Grantor will:

(a)	preserve its existence as a corporation, limited partnership or limited liability company and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b)	not change its name or its state of organization; and

(c)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A”;

unless such Grantor shall have given Agent not less than five (5) Business Days’ prior written notice of such event or occurrence and Agent, at the direction of the Majority Lenders, shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are reasonably necessary or advisable to properly maintain the validity, perfection and priority of Agent’s security interest in the Collateral.

4.1.8           Other Financing Statements. None of the Grantors will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except as permitted by Section 4.1.4 and in respect of Liens expressly permitted by Section 9.2 of the Credit Agreement.

Section 4.2.          Securities, Pledged Notes and Documents; Certificated Securities.

4.2.1           Subject to the Intercreditor Agreement, if applicable, each Grantor will (i) deliver to Agent immediately upon execution of this Agreement the originals of all certificated Pledged Securities constituting Collateral (if any then exist) and all Pledged Notes, in each case, to the extent not previously delivered to Agent, (ii) hold in trust for Agent upon receipt and immediately thereafter deliver to Agent any Pledged Securities constituting Collateral and any Pledged Notes, and (iii) upon Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to Agent (and thereafter hold in trust for Agent upon receipt and immediately deliver to Agent) (x) any Document evidencing or constituting Collateral, (y) any dividends or distributions declared or paid, in cash or property, upon any of the Pledged Securities, and (z) any payments received, in cash or property, with respect to any Pledged Note or any other Collateral.

4.2.2           No Grantor shall cause or agree to any Pledged Securities not represented by certificates to be certificated or to become "securities" within the meaning of Article 8 of the Uniform Commercial Code until (a) it has given not less than 30 days’ prior written notice to the Agent of its intention so to do, clearly describing such actions and providing such other information in connection therewith as the Agent may reasonably request, and (b) subject to the Intercreditor Agreement, it shall have taken all action, satisfactory to the Agent , to maintain the security interest of the Agent in the Pledged Securities intended to be granted hereby at all times fully perfected and in full force and effect.

Section 4.3.          Uncertificated Securities and Certain Other Investment Property. Each Grantor will permit Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Pledged Securities to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Liens of Agent granted pursuant to this Agreement. Subject to the Intercreditor Agreement, if applicable, each Grantor will take any actions requested by Agent necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities or other Investment Property and (ii) any financial intermediary which is the holder of any Securities or other Investment Property, to cause Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, subject to the Intercreditor Agreement, if requested by the Agent, each Grantor will, with respect to uncertificated Securities and other Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with Agent in form and substance satisfactory to Agent.

Section 4.4.          Stock and Other Ownership Interests.

4.4.1           Changes in Capital Structure of Issuers. Except as otherwise permitted under the Credit Agreement, none of the Grantors will vote any of the Securities, Ownership Interests or other Investment Property in favor of, or take any other action to permit or suffer, any issuer of privately held corporate securities or other ownership interests in a corporation, limited partnership, general partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its Equity Interests, Ownership Interests or other Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity.

4.4.2           Registration of Pledged Securities and other Investment Property. Subject to the Intercreditor Agreement, if applicable, each Grantor will permit any registerable Pledged Securities or any Ownership Interest which become a Security to be registered in the name of Agent or its nominee at any time an Event of Default has occurred and is continuing at the option of the Majority Lenders.

4.4.3           Exercise of Rights in Pledged Securities and other Investment Property. Subject to the Intercreditor Agreement, if applicable, each Grantor will permit Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting and corporate rights relating to the Pledged Securities, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Pledged Securities and the Stock Rights as if it were the absolute owner thereof.

Section 4.5.          Additional Collateral. Each Grantor further agrees that it will, upon obtaining any additional promissory notes, shares of stock, limited partnership interests, general partnership interests, membership interests or other securities or instruments or Commercial Tort Claims in excess of the thresholds set forth in Section 3.16 above required to be pledged hereunder as provided in Section 4.2 or as provided in the Credit Agreement, promptly (and in any event within five (5) Business Days) deliver to Agent a Pledge Amendment, duly executed by such Grantor, in substantially the form of Schedule III annexed hereto (a “Pledge Amendment”), in respect of the additional certificates, instruments or Commercial Tort Claims to be pledged pursuant to this Agreement. Each Grantor hereby authorizes Agent or its designee to attach each Pledge Amendment to this Agreement and agrees that all certificates, instruments or Commercial Tort Claims listed on any Pledge Amendment delivered to Agent shall for all purposes hereunder be considered Collateral; provided that the failure of such Grantor to execute a Pledge Amendment with respect to any additional certificates, instruments or Commercial Tort Claims pledged pursuant to this Agreement shall not impair the security interest of Agent therein or otherwise adversely affect the rights and remedies of Agent hereunder with respect thereto.

Section 4.6.          Additional Grantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to Agent, notice of which is hereby waived by each Grantor, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Agent not to cause any Subsidiary of Borrower or any other Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE V.

EVENT OF DEFAULT

Section 5.1.          Event of Default. Any occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute an Event of Default hereunder.

Section 5.2.          Acceleration and Remedies. Subject to the Intercreditor Agreement, if applicable, upon the occurrence and continuance of an Event of Default, Agent may exercise any or all of the following rights and remedies:

5.2.1           Those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to Agent and the Secured Parties prior to an Event of Default.

5.2.2           Those rights and remedies available to Agent under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien).

5.2.3           Without notice except as specifically provided in Section 9.1 or elsewhere herein, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Agent may deem commercially reasonable.

Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Section 5.3.          Each Grantor’s Obligations Upon Event of Default. Subject to the Intercreditor Agreement, if applicable, upon the request of Agent after the occurrence of an Event of Default, each Grantor will:

5.3.1           Assembly of Collateral. Assemble and make available to Agent the Collateral and all records relating thereto at any place or places specified by Agent.

5.3.2           Agent Access. Permit Agent, by Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

ARTICLE VI.

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of Agent or any Lender to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Event of Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Except for any Pledge Amendment executed and delivered to Agent by any Grantor in accordance with the terms of Section 4.5, no waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Majority Lenders and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to Agent and the Secured Parties until the Obligations have been paid in full.

ARTICLE VII.

PROCEEDS

Section 7.1.          Application of Proceeds. Subject to the Intercreditor Agreement, if applicable, the proceeds of the Collateral shall be applied by Agent to payment of the Obligations in the order and manner contemplated by the Credit Agreement.

ARTICLE VIII.

NOTICES

Section 8.1.          Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Schedule 12.2 of the Credit Agreement.

Section 8.2.          Change in Address for Notices. Agent, Lender or any Grantor may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX.

GENERAL PROVISIONS

Section 9.1.          Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to a Grantor, addressed as set forth in Article VIII, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Agent shall have no obligation to prepare the Collateral for sale.

Section 9.2.          Agent Performance of Debtor Obligations. Without having any obligation to do so, subject to the Intercreditor Agreement, if applicable, Agent may perform or pay any obligation which a Grantor has agreed to perform or pay in this Agreement, after the occurrence and during the continuance of an Event of Default, and such Grantor shall reimburse Agent for any amounts paid by Agent pursuant to this Section 9.2. The Grantors’ obligations to reimburse Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

Section 9.3.          Authorization for Agent to Take Certain Action. Subject to the Intercreditor Agreement, if applicable, each Grantor irrevocably authorizes Agent or its designee at any time and from time to time in the sole discretion of Agent and appoints Agent as its attorney in fact (i) to file financing statements, amendments and continuations necessary or desirable in Agent’s sole discretion to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (ii) after the occurrence and during the continuance of an Event of Default, to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of Agent’s security interest in the Collateral, (iv) after the occurrence and during the continuance of an Event of Default, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or other Investment Property or with financial intermediaries holding Securities or other Investment Property as may be necessary or advisable to give Agent Control over such Securities or other Investment Property, (v) after the occurrence and during the continuance of an Event of Default, to apply the proceeds of any Collateral received by Agent to the Obligations as provided in Article VII, (vi) after the occurrence and during the continuance of an Event of Default, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted under the Credit Agreement), (vii) after the occurrence and during the continuance of an Event of Default, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due with respect to any Collateral, and (viii) after the occurrence and during the continuance of an Event of Default, to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Agent or as Agent shall direct. Grantor agrees to reimburse Agent on demand for any payment made or any expense incurred by Agent in connection with any actions taken by Agent pursuant to clauses (i) through (viii) above, provided that this authorization shall not relieve any Grantor of any of its obligations under this Agreement or under the Credit Agreement. The power of attorney granted hereby is coupled with an interest and shall be irrevocable until payment in full in cash of the Obligations.

Section 9.4.        Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.2, 5.3, or 9.5 or in Article VII or Article XI will cause irreparable injury to Agent and the Secured Parties, that Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of Agent or the Secured Parties to seek and obtain specific performance of other obligations of Grantor contained in this Agreement, that the covenants of such Grantor contained in the Sections referred to in this Section 9.4 shall be specifically enforceable against such Grantor.

Section 9.5.        Dispositions Not Authorized. Except as otherwise permitted under the Credit Agreement, none of the Grantors is authorized to sell or otherwise dispose of the Collateral.

Section 9.6.        Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of each Grantor, Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that none of the Grantors shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of Agent.

Section 9.7.        Survival of Representations. All representations and warranties of each Grantor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 9.8.        Taxes and Expenses. Each Grantor agrees to pay, indemnify and to save Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, to the extent such Grantor would be required to do so pursuant to Section 12.5 of the Credit Agreement. Grantors shall reimburse Agent for any and all reasonable and documented out-of-pocket expenses and charges (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral), to the extent Grantors would be required to do so pursuant to Section 12.5 of the Credit Agreement. Any and all costs and expenses incurred by Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by Grantors, subject to Section 12.5 of the Credit Agreement.

Section 9.9.        Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

Section 9.10.       Releases.

9.10.1         Upon the Release Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the written request and sole expense of the Borrower following any such termination, and subject to the provisions in Section 12.17 of the Credit Agreement, Agent shall deliver to such Grantor any Collateral held by Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

9.10.2         If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then Agent, at the written request and sole expense of the Borrower or any Subsidiary, but subject to the provisions in Section 12.17 of the Credit Agreement, shall execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created by hereby on such Collateral. At the written request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder and the other Loan Documents in the event that all the Equity Interests of such Grantor shall be Disposed of in a transaction permitted by the Credit Agreement; provided that, in the case of this Section 9.10, the Borrower shall have delivered to Agent, at least five (5) Business Days prior to the date of the proposed release (or such shorter time as the Agent may agree), a written request for release identifying the relevant Grantor, summarizing the transaction and stating that such transaction is expressly permitted by the Credit Agreement and the other Loan Documents (and the Secured Parties hereby authorize and direct the Agent to conclusively rely on such certifications in performing its obligations under this Section 9.10.2).

Section 9.11.         ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 9.12.         CHOICE OF LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 9.13.         WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14.         Expenses; Indemnity; Submission to Jurisdiction; Damage Waiver. Sections 12.5 and 12.13 of the Credit Agreement is hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

Section 9.15.         Counterparts. This Agreement may be separately executed in any number of counterparts, all of which when so executed shall be deemed to constitute one and the same Agreement. This Agreement may be validly executed and delivered by facsimile or other electronic transmission.

Section 9.16.       Consent of Pledge of Pledged Securities. Each Grantor consents to the grant by each other Grantor of a security interest in all Pledged Securities to Agent, and without limiting the foregoing, subject to the Intercreditor Agreement, consents to the transfer of such Pledged Securities to Agent or its nominee following an Event of Default and to the substitution of Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Section 9.17.       Intercreditor Agreement. Reference is made to the Amended and Restated Intercreditor Agreement, dated as of January 31, 2018, between RIVERSTONE CREDIT MANAGEMENT LLC, as Priority Lien Agent (as defined therein), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Agent (as defined therein) (the “Intercreditor Agreement”). Each holder of any Second Lien Obligations, by its acceptance of such Second Lien Obligations (i) consents to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Second Lien Agent on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Agent on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to Lilis and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement. Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of a conflict or any inconsistency between the terms of the Intercreditor Agreement and the Security Documents, the terms of such Intercreditor Agreement shall prevail.

Section 9.18.        Concerning Agent.

(a)          The actions of the Agent hereunder are subject to the provisions, and entitled to the benefits and protections, set forth in the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Collateral), in accordance with this Agreement and the Credit Agreement.

(b)          The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and, with respect to all matters pertaining to this Agreement and its duties hereunder.

(c)          The Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any security interest or Lien granted under this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby.

(d)          Neither the Agent nor any of its officers, partners, directors, employees or agents shall be liable to any other Secured Party or any Grantor for any action taken or omitted by the Agent under or in connection with any of the Security Documents except to the extent caused by the Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, Grantors and Agent have executed this Agreement as of the date first above written.

GRANTORS:

LILIS ENERGY, INC.

By:
Name:
Title:

BRUSHY RESOURCES, INC.

By:
Name:
Title:

HURRICANE RESOURCES LLC

By:
Name:
Title:

IMPETRO OPERATING LLC

By:
Name:
Title:

IMPETRO RESOURCES, LLC

By:
Name:
Title:

LILIS OPERATING COMPANY, LLC

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

AGENT:

RIVERSTONE CREDIT MANAGEMENT, LLC

By:
Name:
Title:

Signature Page to Pledge and Security Agreement

EXHIBIT “A”
PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Grantor	Place of Business/Chief Executive Office	Mailing Address
Lilis Energy, Inc.	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258
Lilis Operating Company, LLC	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258
Brushy Resources, Inc.	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258
ImPetro Resources, LLC	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258
ImPetro Operating LLC	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258
Hurricane Resources LLC	San Antonio, TX	300 E. Sonterra Blvd. Ste. 1220 San Antonio, TX 78258

EXHIBIT “B”
OTHER NAMES

Grantor	Other Names
Lilis Energy, Inc.	Universal Holdings, Inc. Recovery Energy, Inc.
Lilis Operating Company, LLC	None.
Brushy Resources, Inc.	Starboard Resources LLC Starboard Resources, Inc.
ImPetro Resources, LLC	None.
ImPetro Operating LLC	ImPetro Operating, LLC Lilis Operating Company, LLC
Hurricane Resources LLC	None

EXHIBIT “C”
FEDERAL TAXPAYER IDENTIFICATION NUMBER

Grantor	Federal Employer Identification Number
Lilis Energy, Inc.	74-3231613
Lilis Operating Company, LLC	82-1163908
Brushy Resources, Inc.	45-5634053
ImPetro Resources, LLC	27-1769608
ImPetro Operating LLC	27-1769730
Hurricane Resources LLC	82-1565207

EXHIBIT “D”
LOCATION FOR PURPOSES OF UCC

Grantor	Jurisdiction
Lilis Energy, Inc.	Nevada
Lilis Operating Company, LLC	Texas
Hurricane Resources LLC	Texas
Brushy Resources, Inc.	Delaware
ImPetro Resources, LLC	Delaware
ImPetro Operating LLC	Delaware

SCHEDULE I
List of Pledged Securities and Pledged Notes

A. STOCKS:

Grantor	Issuer	Certificate Number	Number of Shares	Ownership Interest
Lilis Energy, Inc.	Brushy Resources, Inc.	1	100	100%

B. OTHER SECURITIES, INVESTMENT PROPERTY AND OWNERSHIP INTERESTS (CERTIFICATED AND UNCERTIFICATED):

Grantor	Issuer	Certificate Number	Type of Equity Interest	Ownership Interest
Brushy Resources, Inc.	ImPetro Resources, LLC	N/A	Limited liability company interests	100%
ImPetro Resources, LLC	ImPetro Operating LLC	N/A	Limited liability company interests	100%
Lilis Energy, Inc.	Lilis Operating Company, LLC	N/A	Limited liability company interests	100%
Lilis Energy, Inc.	Hurricane Resources LLC	N/A	Limited liability company interests	100%

C. PLEDGED NOTES

Grantor	Issuer	Payee	Maturity Date	Principal Amount
None	None	None	None	None

SCHEDULE II
Commercial Tort Claims

None.

SCHEDULE III
PLEDGE AMENDMENT

This Pledge Amendment, dated [________] is delivered pursuant to Section 4.5 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Amended and Restated First Lien Pledge and Security Agreement dated as of January 31, 2018, by and among the Grantors party thereto and Riverstone Credit Management, LLC, as collateral agent for the Secured Parties (together with its successors and assigns, “Agent”) (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms defined therein being used herein as defined therein) and that the Pledged Securities, Pledged Notes, and Commercial Tort Claims listed on this Pledge Amendment shall be deemed to be part of the Pledged Securities, Pledged Notes, and Commercial Tort Claims and shall become part of the Collateral and shall secure all Obligations.

[	]

By:
Name:
Title:

List of Additional Pledged Securities, Additional Pledged Notes and
Commercial Tort Claims

A. STOCKS:

Grantor	Issuer	Certificate Number	Number of Shares	Ownership Interest

B. OTHER SECURITIES, INVESTMENT PROPERTY AND OWNERSHIP INTERESTS
(CERTIFICATED AND UNCERTIFICATED):

Grantor	Issuer	Certificate Number	Type of Equity Interest	Ownership Interest

C. PLEDGED NOTES

Grantor	Issuer	Payee	Maturity Date	Principal Amount

D. COMMERCIAL TORT CLAIMS

Exhibit E to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit E

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Senior Secured Term Loan Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the Facility and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

E-1

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender] or [Affiliated Lender]]

[for each Assignee, include lending office and address for notices]

3.	Borrower: Lilis Energy, Inc.

4.	Administrative Agent: Riverstone Credit Management LLC

5.            Credit Agreement: Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent.

6.	Assigned Interest[s]:

Assignor[s][4]	Assignee[s][5]	Aggregate Amount of Commitment/ Loans for all Lenders[6]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[7]
		$	$	$
		$	$	$
		$	$	$

[7. Trade Date: ]8

[7.][8.] Effective Date: ____________________, 20__9

4 List each Assignor, as appropriate.

5 List each Assignee, as appropriate.

6 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

7 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

8 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

9 TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

E-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]10 Accepted:

RIVERSTONE CREDIT MANAGEMENT LLC, as Administrative Agent

By:
Title:

[Consented to:][11]

By:
Title:

10 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

11 To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

E-3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT

1.             Representations and Warranties.

1.1.          Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Amended and Restated Senior Secured Term Loan Credit Agreement (“the Credit Agreement”) or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.          Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the Credit Agreement (subject to such consents, if any, as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Non-U.S. Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

E-4

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

E-5

Exhibit F to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit F

FORM OF PROMISSORY NOTE

__________, ___

FOR VALUE RECEIVED, the undersigned, a Nevada corporation (the “Borrower”), hereby promises to pay to [_____] or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement,”), among the Borrower, the Guarantors from time to time party thereto, the Lenders party thereto from time to time and Riverstone Credit Management LLC, as Administrative Agent and Collateral Agent. Capitalized terms used in this promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the ratable account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in Section 2.7(c) of the Agreement. This Note is subject to mandatory prepayments and to voluntary prepayments and to all other terms and conditions as provided in the Agreement.

This Note is one of the promissory notes referred to in the Agreement and is entitled to the benefits thereof. This Note is also entitled to the benefits of the other Credit Documents and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by an account or accounts maintained by the Lender and by the Register and subaccounts maintained by the Administrative Agent in accordance with the Agreement. The Lender may also attach schedules to this Note and record thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

F-1

No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. A waiver by the Administrative Agent of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent would otherwise have on any future occasion. The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

LILIS ENERGY, INC.

By:
Name:
Title:

F-2

LOANS AND
PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

F-3

Exhibit G to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit G

FORM OF INTERCOMPANY NOTE

New York, New York
[   ], 2018

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below (each, in such capacity, a “Payee”) or its registered assigns, in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Amended and Restated Senior Secured Term Loan Credit and Guaranty Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent and Collateral Agent.

This Note shall be pledged by each Payee that is a Credit Party to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Security Agreement as collateral security for the full and prompt payment when due of, and the performance of, such Payee’s Obligations. Each Payee hereby acknowledges and agrees that after the occurrence of and during the continuance of an Event of Default under and as defined in the Credit Agreement, the Collateral Agent may, in addition to the other rights and remedies provided pursuant to the Security Agreement and otherwise available to it, exercise all rights of the Credit Party Payees with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor which is a Credit Party to any Payee which is not a Credit Party shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

G-1

(i)            In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor which is a Credit Party or to its creditors as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedge Agreements or contingent indemnification obligations) before any Payee which is not a Credit Party is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedging Obligations under Secured Hedge Agreements or contingent indemnification obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)           if any Event of Default (as under and defined in the Credit Agreement) occurs and is continuing, then no payment or distribution of any kind or character shall be made by or on behalf of any Payor which is a Credit Party to any Payee which is not a Credit Party with respect to this Note;

(iii)          if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee which is not a Credit Party in violation of clause (i) or (ii) before all Senior Indebtedness shall have been irrevocably paid in full in cash (other than Hedging Obligations under Secured Hedge Agreements or contingent indemnification obligations), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered in accordance with the Security Documents; and

(iv)          each Payee which is a Credit Party agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Collateral Agent shall be entitled to all of such Payee’s rights thereunder. If for any reason a Payee which is a Credit Party fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact and the Collateral Agent is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in such Collateral Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of such Collateral Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Collateral Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee which is a Credit Party hereby assigns to the Collateral Agent all of such Payee’s rights to any payments or distributions to which such Payor otherwise would be entitled. If the amount so paid is greater than such Payee’s liability hereunder, the Collateral Agent shall pay the excess amount to the party entitled thereto. In addition, each Payee which is a Credit Party hereby irrevocably appoints the Collateral Agent as its attorney-in-fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payor.

G-2

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Collateral Agent and the other Secured Parties. The Collateral Agent and the other Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Collateral Agent may, on behalf of itself, and the Secured Parties, proceed to enforce the subordination provisions herein.

The subordination terms contained in this Note shall terminate upon Payment in Full (as defined in the Credit Agreement).

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and their respective successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Credit Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any other Subsidiary.

From time to time after the date hereof, additional Subsidiaries of the Borrower may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other person becomes or fails to become or ceases to be a Payor or Payee hereunder.

[Signature Pages Follow]

G-3

LILIS ENERGY, INC.

By:
Name:
Title:

BRUSHY RESOURCES, INC.

By:
Name:
Title:

LILIS OPERATING COMPANY, LLC

By:
Name:
Title:

HURRICANE RESOURCES LLC

By:
Name:
Title:

ImPETRO RESOURCES, LLC

By:
Name:
Title:

[Continued on the following page]

G-4

IMPETRO OPERATING LLC

By:
Name:
Title:

G-5

Exhibit H to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit H-1

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent.

Pursuant to the provisions of Section 4.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:____________________, 20[ ]

H-1-1

Exhibit H-2 to the Amended and Restated Senior Secured Term Loan Credit Agreement

EXHIBIT H-2

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Senior Secured Term Loan Credit and Guaranty Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent.

Pursuant to the provisions of Section 4.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:____________________, 20[ ]

H-2-1

Exhibit H-3 to the Amended and Restated Senior Secured Term Loan Credit Agreement

EXHIBIT H-3

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Senior Secured Term Loan Credit and Guaranty Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent.

Pursuant to the provisions of Section 4.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:____________________, 20[ ]

H-3-1

Exhibit H-4 to the Amended and Restated Senior Secured Term Loan Credit Agreement

EXHIBIT H-4

FORM OF NON-BANK TAX CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Senior Secured Term Loan Credit and Guaranty Agreement, dated as of January 30, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lilis Energy, Inc., a Nevada corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Riverstone Credit Management LLC, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent.

Pursuant to the provisions of Section 4.4(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:____________________, 201[ ]

H-4-1

Exhibit I to the Amended and Restated Senior Secured Term Loan Credit Agreement

Exhibit I

FORM OF SOLVENCY CERTIFICATE

[ ], 2018

The undersigned hereby certifies as follows:

1.             I am the [title of Financial Officer] of Lilis Energy, Inc., a Nevada corporation (the “Borrower”).

2.             Reference is made to that certain Amended and Restated Senior Secured Term Loan Credit Agreement, dated as of January 30, 2018, among the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Riverstone Credit Partners II - Direct, L.P., as Sole Lead Arranger and Riverstone Credit Management LLC, as Administrative Agent and Collateral Agent (the “Credit Agreement”).

3.             This Solvency Certificate is furnished pursuant to Section 5.1(g) of the Credit Agreement.

4.             I certify in my capacity as [title of Financial Officer] of the Borrower, on behalf of the Borrower and not in my individual capacity, that as of the date hereof:

(i)            the Borrower on a consolidated basis with its Restricted Subsidiaries is Solvent; and

(ii)           the Borrower does not intend to, and the Borrower does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by the Borrower or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its debt or the debt of any such Subsidiary.

As used in this Solvency Certificate, “Solvent” shall mean, with respect to any Person, that as of the Closing Date, (i) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

[Signature Page Follows]

I-1

IN WITNESS WHEREOF, I have executed this Solvency Certificate to be effective as of the date first written above.

Name:
Title: [title of Financial Officer]

I-2

SCHEDULE 1.1(a)

EXCLUDED EQUITY INTERESTS

None.

Schedule 1.1(a) to Credit Agreement

SCHEDULE 1.1(b)

EXCLUDED SUBSIDIARIES

None.

Schedule 1.1(b) to Credit Agreement

SCHEDULE 1.1(c)

APPROVED HEDGE COUNTERPARTIES

1.	Koch Supply & Trading, Inc.

2.	BP Energy Company

Schedule 1.1(c) to Credit Agreement

SCHEDULE 1.1(d)

GUARANTORS

1.	Brushy Resources, Inc.
2.	ImPetro Resources, LLC
3.	ImPetro Operating LLC
4.	Lilis Operating Company, LLC
5.	Hurricane Resources LLC

Schedule 1.1(d) to Credit Agreement

SCHEDULE 7.4

LITIGATION

None.

Schedule 7.4 to Credit Agreement

SCHEDULE 7.12

SUBSIDIARIES

1.	Brushy Resources, Inc. (Guarantor, 100% direct ownership by the Borrower)
2.	ImPetro Resources, LLC (Guarantor, 100% indirect ownership by the Borrower)
3.	ImPetro Operating LLC (Guarantor, 100% indirect ownership by the Borrower)
4.	Lilis Operating Company, LLC (Guarantor, 100% direct ownership by the Borrower)
5.	Hurricane Resources LLC (Guarantor, 100% direct ownership by the Borrower)
6.	ImPetro Oil & Gas, LLC

Schedule 7.12 to Credit Agreement

SCHEDULE 7.18

CLOSING DATE GAS IMBALANCES

None.

Schedule 7.18 to Credit Agreement

SCHEDULE 7.19

CLOSING DATE MARKETING AGREEMENTS

None.

Schedule 7.19 to Credit Agreement

SCHEDULE 7.20

CLOSING DATE HEDGE AGREEMENTS

			Notional			Strike Price
Start Date	End Date	Execution Date	Volume (Bbls)	Structure	Counterparty	Swap	Floor (Long Put)	Ceiling (Short Call)

Jan-18	Jan-18	10/4/2017	14,570	Swap	Koch Trading	$50.74
		12/11/2017	16,430	Collar	Koch Trading		$52.50	$60.80
Feb-18	Feb-18	10/4/2017	12,600	Swap	Koch Trading	$50.74
		12/11/2017	15,400	Collar	Koch Trading		$52.50	$60.80
Mar-18	Mar-18	10/4/2017	13,020	Swap	Koch Trading	$50.74
		12/11/2017	17,980	Collar	Koch Trading		$52.50	$60.80
Apr-18	Apr-18	10/4/2017	12,000	Swap	Koch Trading	$50.74
		12/11/2017	18,000	Collar	Koch Trading		$52.50	$60.80
May-18	May-18	10/4/2017	11,780	Swap	Koch Trading	$50.74
		12/11/2017	19,220	Collar	Koch Trading		$52.50	$60.80
Jun-18	Jun-18	10/4/2017	11,100	Swap	Koch Trading	$50.74
		12/11/2017	18,900	Collar	Koch Trading		$52.50	$60.80
Jul-18	Jul-18	1/19/2018	19,530	Collar	Koch Trading		$57.50	$62.72
Aug-18	Aug-18	1/19/2018	18,600	Collar	Koch Trading		$57.50	$62.72
Sep-18	Sep-18	1/19/2018	17,400	Collar	Koch Trading		$57.50	$62.72
Oct-18	Oct-18	1/19/2018	17,050	Collar	Koch Trading		$57.50	$62.72
Nov-18	Nov-18	1/19/2018	15,600	Collar	Koch Trading		$57.50	$62.72
Dec-18	Dec-18	1/19/2018	15,500	Collar	Koch Trading		$57.50	$62.72

Total			284,680

Schedule 7.20 to Credit Agreement

SCHEDULE 8.9

CLOSING DATE AFFILIATE TRANSACTIONS

None.

Schedule 8.9 to Credit Agreement

SCHEDULE 9.1

CLOSING DATE INDEBTEDNESS

None.

Schedule 9.1 to Credit Agreement

SCHEDULE 9.2

CLOSING DATE LIENS

None.

Schedule 9.2 to Credit Agreement

SCHEDULE 9.5(d)

CLOSING DATE INVESTMENTS

None.

Schedule 9.5(d) to Credit Agreement

SCHEDULE 12.2

NOTICE ADDRESSES

CREDIT PARTIES NOTICE INFORMATION

Borrower / Guarantors	c/o Lilis Energy, Inc. 300 E. Sonterra Blvd. Suite 1220 San Antonio, TX 78258 Attention: Joseph Daches Facsimile: 210-999-5401 Telephone: 210-999-5400 Email: JDaches@lilisenergy.com

AGENT NOTICE INFORMATION

Administrative Agent / Collateral Agent

Riverstone Credit Management LLC

Cortland Capital Market Services LLC

225 W. Washington Street, 21st Floor

Chicago, IL 60606

Attention: Valerie Opperman and Legal Department

Facsimile: 312-605-1017

Telephone: 312-376-0751

Email: valerie.opperman@cortlandglobal.com, legal@cortlandglobal.com with copies to:

Attention: Christopher Abbate

Telephone: 212-271-2942

Email: cabbate@riverstonecredit.com

Attention: Daniel Flannery

Telephone: 212-271-6259

Email: dflannery@riverstonecredit.com

Schedule 12.2 to Credit Agreement